                                                                     EXHIBIT 1





                          SECURITIES PURCHASE AGREEMENT


                                  by and among


                         INTERNET PICTURES CORPORATION,

                             a Delaware corporation,


                                       and


                            IMAGE INVESTOR PORTFOLIO,

                              a separate series of

                              MEMPHIS ANGELS, LLC,

                      a Delaware limited liability company



                             -----------------------



                                      Dated

                                  May 14, 2001

                                TABLE OF CONTENTS

                                                                                  PAGE
ARTICLE 1   DEFINITIONS.............................................................1

ARTICLE 2   SALE AND PURCHASE.......................................................9

     SECTION 2.1    Sale and Issuance of Securities.................................9

     SECTION 2.2    Closings.......................................................10

ARTICLE 3   REPRESENTATIONS AND WARRANTIES OF THE COMPANY..........................11

     SECTION 3.1    Organization and Standing......................................11

     SECTION 3.2    Capital Stock..................................................11

     SECTION 3.3    Subsidiaries...................................................12

     SECTION 3.4    Authorization; Enforceability..................................13

     SECTION 3.5    No Violation; Consents.........................................13

     SECTION 3.6    Permits........................................................14

     SECTION 3.7    Litigation.....................................................14

     SECTION 3.8    SEC Documents; Financial Statements............................15

     SECTION 3.9    Change in Condition............................................16

     SECTION 3.10   Employee Benefit Plans and Labor Matters.......................16

     SECTION 3.11   Interests in Real Property.....................................20

     SECTION 3.12   Leases.........................................................20

     SECTION 3.13   Compliance with Law............................................21

     SECTION 3.14   Related Party Transactions.....................................21

     SECTION 3.15   Tax Matters....................................................21

     SECTION 3.16   Environmental Matters..........................................22

     SECTION 3.17   Intellectual Property..........................................23

     SECTION 3.18   Registration Rights............................................26

     SECTION 3.19   Insurance......................................................26

     SECTION 3.20   Contracts......................................................26

     SECTION 3.21   Questionable Payments..........................................28

     SECTION 3.22   Accuracy of Information........................................28

     SECTION 3.23   Private Offering...............................................28

     SECTION 3.24   Brokers........................................................28

     SECTION 3.25   Rights Agreement...............................................28

                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                                  PAGE
     SECTION 3.26   Determination of Amount of Capital.............................29

     SECTION 3.27   State Takeover Statutes........................................29

     SECTION 3.28   Phillips Employment Agreement..................................29

     SECTION 3.29   Other Interests................................................29

     SECTION 3.30   Books and Records..............................................29

     SECTION 3.31   Personal Property..............................................30

     SECTION 3.32   Accounts Receivable............................................30

     SECTION 3.33   Inventory......................................................30

     SECTION 3.34   Product Liability..............................................30

     SECTION 3.35   Copies of Documents............................................31

     SECTION 3.36   TBI Imaging, Inc. and Opticom Corporation Merger Agreements....31

ARTICLE 4   REPRESENTATIONS AND WARRANTIES OF THE PURCHASER........................31

     SECTION 4.1    Authorization; Enforceability; No Violations Authorization;
                    Enforceability; No Violations..................................31

     SECTION 4.2    Consents.......................................................32

     SECTION 4.3    Private Placement..............................................32

     SECTION 4.4    Brokers........................................................32

ARTICLE 5   COVENANTS OF THE COMPANY...............................................33

     SECTION 5.1    Operation of Business..........................................33

     SECTION 5.2    Negative Covenants.............................................33

     SECTION 5.3    Access to Books and Records....................................37

     SECTION 5.4    Agreement to Take Necessary and Desirable Actions..............37

     SECTION 5.5    Compliance with Conditions; Commercially Reasonably Efforts....37

     SECTION 5.6    Consents and Approvals.........................................37

     SECTION 5.7    Stockholder Approval...........................................37

     SECTION 5.8    Tax Treatment of Preferred Stock...............................38

     SECTION 5.9    Other Activities of Purchaser..................................38

     SECTION 5.10   HSR Act Filings................................................38

     SECTION 5.11   No Solicitation................................................39

                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                                  PAGE

     SECTION 5.12   Use of Proceeds................................................41

     SECTION 5.13   Reduction of Capital...........................................41

     SECTION 5.14   Amendment of Bylaws............................................41

     SECTION 5.15   Transfer Agent; CUSIP..........................................41

     SECTION 5.16   Notification of Certain Matters................................41

     SECTION 5.17   Security Interests and Guaranties by Subsidiaries..............41

     SECTION 5.18   Pledge Agreement...............................................41

     SECTION 5.19   Listing........................................................42

ARTICLE 6   COVENANTS OF THE PURCHASER.............................................42

     SECTION 6.1    Agreement to Take Necessary and Desirable Actions..............42

     SECTION 6.2    Compliance with Conditions; Commercially Reasonable Efforts....42

     SECTION 6.3    HSR Act Filings................................................42

     SECTION 6.4    Confidential Information.......................................43

     SECTION 6.5    Notification of Certain Matters................................43

     SECTION 6.6    Prohibition on Short Selling...................................44

ARTICLE 7   CONDITIONS PRECEDENT TO EACH CLOSING...................................44

     SECTION 7.1    Conditions to the Company's Obligations........................44

     SECTION 7.2    Conditions to the Purchaser's Obligations......................44

ARTICLE 8   INFORMATION; DIRECTORS; RESERVATION OF STOCK...........................47

     SECTION 8.1    Access to Information..........................................47

     SECTION 8.2    Information Rights of Purchaser................................47

     SECTION 8.3    Directors......................................................48

     SECTION 8.4    Reservation of Common Stock....................................50

EVENTS OF DEFAULT .................................................................50

     SECTION 9.1    Events of Default..............................................50

     SECTION 9.2    Remedies.......................................................52

ARTICLE 10  MISCELLANEOUS..........................................................52

     SECTION 10.1   Survival; Indemnification......................................52

     SECTION 10.2   Notices........................................................54

                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                                  PAGE

     SECTION 10.3   Governing Law..................................................55

     SECTION 10.4   Termination; Fees..............................................56

     SECTION 10.5   Entire Agreement...............................................56

     SECTION 10.6   Modifications and Amendments...................................56

     SECTION 10.7   Waivers and Extensions.........................................56

     SECTION 10.8   Titles and Headings; Interpretation............................57

     SECTION 10.9   Exhibits and Schedules.........................................57

     SECTION 10.10  Expenses; Brokers..............................................57

     SECTION 10.11  Press Releases and Public Announcements........................57

     SECTION 10.12  Assignment; No Third Party Beneficiaries.......................57

     SECTION 10.13  Severability...................................................57

     SECTION 10.14  Counterparts; Facsimile........................................58

     SECTION 10.15  Further Assurances.............................................58

     SECTION 10.16  Remedies Cumulative............................................58

                                    SCHEDULES

Schedule 3.2     Capital Stock
Schedule 3.3     Subsidiaries
Schedule 3.5     No Violation; Consents
Schedule 3.7     Litigation
Schedule 3.9     Change in Condition
Schedule 3.10    Employee Benefit Plans and Labor Matters
Schedule 3.11    Interests in Real Property
Schedule 3.12    Leases
Schedule 3.13    Compliance with Law
Schedule 3.15    Tax Matters
Schedule 3.17    Intellectual Property
Schedule 3.18    Registration Rights
Schedule 3.20    Contracts
Schedule 3.24    Brokers
Schedule 3.29    Other Interests
Schedule 5.2     Negative Covenants
Schedule 5.12    Use of Proceeds

                                    EXHIBITS

Exhibit A  Schedule of Securities to be Purchased
Exhibit B  Promissory Note
Exhibit C  Form of Security Agreement
Exhibit D  Form of Intellectual Property Security Agreement
Exhibit E  Form of Pledge Agreement
Exhibit F  Form of Guarantor Security Agreement
Exhibit G  Registration Rights Agreement
Exhibit H  Form of Tranche A Warrant
Exhibit I  Form of Tranche B Warrant
Exhibit J  Certificate of Designation
Exhibit K  Form of Amended and Restated Certificate of Incorporation of
           the Company
Exhibit L  Opinion of Baker, Donelson, Bearman & Caldwell
Exhibit M  Opinion of Banner & Witcoff, Ltd.
Exhibit N  TBI Waiver
Exhibit O  TBI Stock Transfer
Exhibit P  Form of Guaranty

                          SECURITIES PURCHASE AGREEMENT

         THIS SECURITIES PURCHASE AGREEMENT (this "AGREEMENT") is made as of May 14, 2001, by and between INTERNET PICTURES CORPORATION, a Delaware corporation (the "COMPANY"), and IMAGE INVESTOR PORTFOLIO, a separate series of MEMPHIS ANGELS, LLC, a Delaware limited liability company (the "PURCHASER").

                                    RECITALS

         A. The Board of Directors of the Company has approved the issuance of the Securities (as defined below) by the Company to the Purchaser, and the Purchaser has approved the purchase of the Securities from the Company, each upon the terms and subject to the conditions set forth herein and in the Documents (as defined); and

         B. In connection with the execution of this Agreement, the Company will enter into the Security Agreements and the Registration Rights Agreement (each as defined below).

         NOW, THEREFORE, the parties hereto hereby agree as follows:

                                   ARTICLE 1

                                   DEFINITIONS

         As used in this Agreement, the following terms shall have the following meanings:

         "24/7" shall have the meaning set forth in Section 3.17(j).

         "1999 FINANCIALS" shall have the meaning set forth in Section 3.8(a).

         "2000 FINANCIALS" shall have the meaning set forth in Section 3.8(a).

         "AFFILIATE" shall mean, with respect to any person, any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person and, shall include (a) in the case of a person who is an individual, (i) members of such specified person's immediate family (as defined in Instruction 2 of Item 404(a) of Regulation S-K under the Securities Act) and (ii) trusts, the trustee and all beneficiaries of which are such specified person or members of such person's immediate family as determined in accordance with the foregoing clause (i), and (b) any person that directly or indirectly owns more than 5% of any class of capital stock or other interest of such specified person. For the purposes of this definition, "CONTROL," when used with respect to any person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "AFFILIATED," "CONTROLLING" and "CONTROLLED" have meanings correlative to the foregoing. Notwithstanding the foregoing, for purposes of this Agreement, Purchaser and its Affiliates shall not be deemed Affiliates of the Company.

         "AGREEMENT" shall have the meaning set forth in the Preamble.

         "AGREEMENT NOMINEES" shall mean (i) prior to the Third Closing, the nominees of the Purchaser to serve as directors of the Company.

         "ALTERNATIVE TRANSACTION" shall have the meaning set forth in Section 5.11(a).

         "ALTERNATIVE TRANSACTION DOCUMENTATION" shall have the meaning set forth in Section 5.11(c).

         "APPLICABLE LAW" shall mean, with respect to any person, any law, statute, rule, regulation, order, writ, injunction, judgment or decree of any Governmental Authority to which such person or any of its subsidiaries is bound or to which any of their respective properties is subject.

         "ASSOCIATES" shall have the meaning provided in the Rights Agreement.

         "AUDITED FINANCIAL STATEMENTS" shall have the meaning set forth in
Section 3.8(a).

         "BANKRUPTCY CODE" shall mean the Federal Bankruptcy Reform Act of 1978 (11 U.S.C.ss.101, et seq.).

         "BENEFIT PLAN" shall have the meaning set forth in Section 3.10(a)(i).

         "BUSINESS DAY" shall mean any day except a Saturday, a Sunday or any other day on which commercial banks are required or authorized to close in New York, New York.

         "CERTIFICATE OF DESIGNATION" shall have the meaning set forth in
Section 2.1(d).

         "CHANGE OF CONTROL" shall mean, other than the transactions contemplated by this Agreement, the occurrence after the date of this Agreement of: (i) any Person, or two or more Persons acting in concert, acquiring beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act, directly or indirectly, of securities of a Company (or other securities convertible into such securities) representing greater than or equal to 50% of the combined voting power of all securities of such Company entitled to vote in the election of directors; (ii) any Person, or two or more Persons acting in concert, acquiring by contract or otherwise, or entering into a contract or arrangement which, upon consummation, will result in its or their acquisition of, or control over, securities of a Company (or other securities convertible into such securities) representing greater than or equal to 50% of the combined voting power of all securities of the Company entitled to vote in the election of directors; or (iii) during any twelve consecutive calendar months, individuals who were directors of the Company on the first day of such period shall cease to constitute a majority of the board of directors of the Company.

         "CHARTER" with respect to any corporation shall mean the certificate of incorporation or articles of incorporation of such corporation.

         "CHARTER AMENDMENT" shall have the meaning set forth in Section 3.2.

         "CLASS B COMMON STOCK" shall mean the Class B Common Stock, par value $0.0001 per share, of the Company.

         "CLOSING" shall have the meaning set forth in Section 2.1(c).

         "CLOSING DATE" shall have the meaning set forth in Section 2.1(c).

         "CODE" shall mean have the meaning set forth in Section 3.10(a)(ii).

         "COMMISSION" shall mean the United States Securities and Exchange Commission.

         "COMMITMENTS" shall have the meaning set forth in Section 3.20(a).

         "COMMON STOCK" shall mean the common stock, par value $0.001 per share, of the Company, and shall not include Class B Common Stock.

         "COMPANY" shall have the meaning set forth in the Preamble.

         "COMPETITOR" shall mean those persons who compete against the Company by offering immersive images and digital media formatting and infrastructure products and services.

         "CONSUMER PROTECTION LEGISLATION" shall have the meaning set forth in
Section 3.34.

         "CONTINGENT OBLIGATION" shall mean, as applied to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to (i) any indebtedness, lease, dividend, letter of credit or other obligation of another, including, without limitation, any such obligation directly or indirectly guaranteed, endorsed, co-made or discounted or sold with recourse by that Person, or in respect of which that Person is otherwise directly or indirectly liable; (ii) any obligations with respect to undrawn letters of credit issued for the account of that Person; and (iii) all obligations arising under any interest rate, currency or commodity swap agreement, interest rate cap agreement, interest rate collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; provided, however, that the term "CONTINGENT OBLIGATION" shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determined amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith; provided, however, that such amount shall not in any event exceed the maximum amount of the obligations under the guarantee or other support arrangement.

         "DGCL" shall mean the Delaware General Corporation Law.

         "DOCUMENTS" shall mean (i) this Agreement, (ii) the Warrants, (iii) the Certificate of Designation, (iv) the Registration Rights Agreement, (v) the Promissory Note, and (vi) the Security Agreements.

         "DOMESTIC SUBSIDIARIES" shall mean a Subsidiary organized under the laws of a jurisdiction of the United States of America.

         "EMPLOYEE" shall have the meaning set forth in Section 3.10(iii).

         "EMPLOYEE OPTIONS" shall have the meaning set forth in Section 3.2.

         "ENVIRONMENTAL LAWS" shall have the meaning set forth in Section
3.16(a).

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

         "ERISA AFFILIATE" shall mean with respect to any person (within the meaning of section 3(9) of ERISA) any other person that would be regarded together with such person as a single employer under section 414(b), (c), (m) or
(o) of the Code.

         "EVENT OF DEFAULT" shall have the meaning set forth in Section 9.1.

         "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

         "FINANCIAL STATEMENTS" shall mean the Audited Financial Statements and the Interim Financial Statements.

         "FIRST CLOSING" shall have the meaning set forth in Section 2.1(a).

         "FIRST CLOSING DATE" shall have the meaning set forth in Section
2.1(a).

         "FOREIGN SUBSIDIARIES" shall mean a Subsidiary organized under the laws of a jurisdiction outside of the United States of America.

         "GAAP" shall mean generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board, which are in effect from time to time, consistently applied.

         "GOVERNMENTAL AUTHORITY" shall mean any foreign, Federal, state or local court or governmental or regulatory authority.

         "GUARANTOR SECURITY AGREEMENTS" shall mean those certain Guarantor Security Agreements of even date herewith between the Purchaser and each Subsidiary.

         "HOLDER" shall mean any person that is the beneficial owner of Promissory Notes, Series B Preferred Stock, Warrants, or shares of Common Stock issued upon conversion of Series B Preferred Stock, as a result of the sale, assignment or other transfer of Securities originally issued to the Purchaser or issuable or issued upon the conversion or exercise of any such Securities.

         "HSR ACT" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and applicable rules and regulations and any similar state acts.

         "HSR APPROVAL" shall mean the expiration of all waiting periods under the HSR Act applicable to the issuance of Series B Preferred Stock, or shares of Common Stock issued upon conversion of Series B Preferred Stock, as contemplated by the Documents.

         "INDEMNIFIED PARTY" shall have the meaning set forth in Section
10.1(c).

         "INDEMNIFYING PARTY" shall have the meaning set forth in Section
10.1(c).

         "INITIAL DISBURSEMENT" shall mean the $3.0 million loaned by the Purchaser to the Company under the Promissory Note on the First Closing Date.

         "INSOLVENCY PROCEEDING" shall mean, with respect to any Person, (a) any case, action or proceeding with respect to such Person before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (b) any general assignment for the benefit of creditors, composition, marshalling of assets for creditors, or other, similar arrangement in respect of its creditors generally or any substantial portion of its creditors; undertaken under U.S. Federal, state or foreign law, including the Bankruptcy Code.

         "INTELLECTUAL PROPERTY" shall mean all domestic and foreign trademarks, service marks, trade names, corporate and business names, brand names, Internet domain names, universal resource locators ("URLS"), designs, logos, trade dress, slogans, and general intangibles of like nature, together with all goodwill, registrations and applications related to the foregoing (collectively, "TRADEMARKS"); patents and industrial designs (including any continuations, divisionals, continuations-in-part, renewals, provisionals, reissues, and applications for any of the foregoing); copyrights (including any registrations and applications for any of the foregoing); Software; "MASK WORKS" (as defined under 17 USC section 901) and any registrations and applications for "MASK WORKS"; inventions (whether or not patentable), invention disclosures, moral and economic rights of authors and inventors (however denominated), technical data and customer lists; technology, trade secrets and other confidential information, know-how, proprietary processes, formulae, algorithms, models, and methodologies (whether or not patentable) (collectively, "TRADE SECRETS"); all improvements and refinements of any of the foregoing; rights of publicity and privacy relating to the use of the names, likenesses, voices, signatures and biographical information of real persons; in each case used in or necessary for the business of the Company and any Subsidiary.

         "INTERIM FINANCIALS" shall have the meaning set forth in Section 3.8.

         "IRS" shall have the meaning set forth in Section 3.10(a)(iv).

         "KNOWLEDGE" with respect to any Person shall mean knowledge of a particular fact or other matter if (i) any individual who is serving, or who has within the 45 days prior to the date of this Agreement served, as a director, officer or management-level employee of the Person is actually aware of such fact or other matter; or (ii) a prudent individual serving as a director, officer or management-level employee of the Person could be expected to discover or otherwise become aware of such fact or other matter in the diligent exercise of his or her duties in such capacity.

         "LEASES" shall have the meaning set forth in Section 3.12(a).

         "LICENSE AGREEMENTS" shall have the meaning set forth in Section
3.17(b).

         "LIEN" shall mean any pledge, lien, claim, restriction, charge or encumbrance of any kind.

         "MATERIAL ADVERSE EFFECT" shall mean a material adverse effect on the business, results of operations, or condition (financial or other) of the Company and its Subsidiaries, taken as a whole, other than any change or effect arising out of general economic conditions, or conditions generally affecting companies in the industries in which the Company participates.

         "MATERIALS OF ENVIRONMENTAL CONCERN" shall have the meaning set forth in Section 3.16(a).

         "NASD" shall mean the National Association of Security Dealers.

         "NASDAQ" shall mean the Nasdaq National Market System, or any successor reporting system.

         "NASDAQ EXCEPTION" shall have the meaning set forth in Section 3.5(b).

         "NOTICES" shall have the meaning set forth in Section 10.2.

         "PBGC" shall have the meaning set forth in Section 3.10(a)(v).

         "PERMITS" shall have the meaning set forth in Section 3.6.

         "PERMITTED LIENS" shall mean: (i) liens for Taxes and other governmental charges and assessments arising in the ordinary course of business which are not yet due and payable, (ii) liens of landlords and liens of carriers, warehousemen, mechanics and materialmen and other like liens arising in the ordinary course of business for sums not yet due and payable (iii) other liens or imperfections on property which are not material in amount, do not interfere with, and are not violated by, the consummation of the transactions contemplated by this Agreement, and do not impair the marketability of, or materially detract from the value of or materially impair the existing use of, the property affected by such lien or imperfection, and (iv) liens created or permissible under the Security Agreements.

         "PERMITTED TRANSFEREE" shall mean any person that (i) is an "accredited investor," as such term is defined in Regulation D under the Securities Act and
(ii) is not a Competitor.

         "PERSON" or "PERSON" shall mean any individual, partnership, corporation, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or agency or political subdivision thereof, or other entity.

         "PREFERRED STOCK" shall mean the preferred stock, par value $0.001 per share, of the Company.

         "PREVIOUSLY ISSUED WARRANTS" shall have the meaning set forth in
Section 3.2.

         "PROMISSORY NOTE" shall mean the Convertible Promissory Note of even date herewith made by the Company in favor of the Purchaser, substantially in the form attached as Exhibit B.

         "PURCHASER" shall have the meaning set forth in the Preamble.

         "REGISTRATION RIGHTS AGREEMENT" shall mean the Registration Rights Agreement to be entered into by and among the Company and the Purchasers on the date hereof, substantially in the form attached as Exhibit G hereto.

         "RELATED PARTY" shall have the meaning set forth in Section 3.14.

         "REPRESENTATIVES" shall have the meaning set forth in Section 5.11(a).

         "RESPONSIBLE OFFICER" means the chief executive officer, the president, or any executive vice president of the Company, or any other officer having substantially the same authority and responsibility.

         "RIGHTS" shall have the meaning set forth in Section 3.25.

         "RIGHTS AGREEMENT" shall have the meaning set forth in Section 3.5(a).

         "SEC DOCUMENTS" shall have the meaning set forth in Section 3.8(c).

         "SECOND CLOSING" shall have the meaning set forth in Section 2.1(b).

         "SECOND CLOSING DATE" shall have the meaning set forth in Section
2.1(b).

         "SECOND DISBURSEMENT" shall mean the $7.0 million loaned by the Purchaser to the Company under the Promissory Note on the Second Closing Date.

         "SECURITIES" shall mean the Promissory Note, the Series B Preferred Stock and the Warrants.

         "SECURITIES ACT" shall mean the Securities Act of 1933, as amended, and the rules and regulations thereunder.

         "SECURITY AGREEMENTS" shall mean (a) the Security Agreement to be entered into by and between the Company and the Purchaser on the date hereof, substantially in the form attached as Exhibit C hereto, (b) the Intellectual Property Security Agreement, to be entered into by and between the Purchaser and the Company on the date hereof, substantially in the form attached as Exhibit D hereto, (c) the Pledge Agreement, to be entered into by and between the Purchaser and the Company on the date hereof, substantially in the form attached as Exhibit E hereto, and (d) the Guarantor Security Agreements, each in substantially the form attached hereto as Exhibit F, together with all documents, agreements, certificates and instruments entered into in connection with the documents listed in (a) through (d) on or after the date hereof.

         "SEPARATION AGREEMENT" shall have the meaning set forth in Section
3.28.

         "SERVER" shall have the meaning set forth in Section 3.17(j).

         "SITES" shall have the meaning set forth in Section 3.17(j).

         "SERIES B PREFERRED STOCK" shall mean the Series B Convertible Preferred Stock, par value $0.001 per share, of the Company.

         "SOFTWARE" shall mean any and all (a) computer programs, including any and all software implementation of algorithms, models and methodologies, whether in source code or object code form, (b) databases and compilations, including any and all data and collections of data, (c) designs, processes, procedures and data collectors, and (d) all documentation, including user manuals and training materials, relating to any of the foregoing.

         "STOCKHOLDER APPROVAL" shall have the meaning set forth in Section 5.7.

         "STOCKHOLDER MEETING" shall have the meaning set forth in Section 5.7.

         "SUBSEQUENT FILINGS" shall have the meaning set forth in Section
3.8(c).

         "SUBSIDIARY" shall mean, with respect to any person, (a) a corporation a majority of whose capital stock with voting power, under ordinary circumstances, to elect directors is at the time, directly or indirectly, owned by such person, by a subsidiary of such person, or by such person and one or more subsidiaries of such person, (b) a partnership in which such person or a subsidiary of such person is, at the date of determination, a general partner of such partnership, or (c) any other person (other than a corporation) in which such person, a subsidiary of such person or such person and one or more subsidiaries of such person, directly or indirectly, at the date of determination thereof, has (i) at least a majority ownership interest, (ii) the power to elect or direct the election of the directors or other governing body of such person, or (iii) the power to direct or cause the direction of the affairs or management of such person. For purposes of this definition, a person is deemed to own any capital stock or other ownership interest if such person has the right to acquire such capital stock or other ownership interest, whether through the exercise of any purchase option, conversion privilege or similar right.

         "SUBSIDIARY" shall mean a subsidiary of the Company.

         "TBI STOCK TRANSFER" shall have the meaning set forth in Section 3.36.

         "TBI WAIVER" shall have the meaning set forth in Section 3.36.

         "TAXES" shall mean all foreign, Federal, State and local taxes, including, without limitation, any interest, penalties or additions to tax that may become payable in respect thereof, imposed by any Governmental Authority, which taxes shall include, without limiting the generality of the foregoing, all income taxes, profits, capital gains, payroll and employee withholding taxes, unemployment insurance, social security, sales and use taxes, excise taxes, franchise taxes, gross receipts taxes, occupation taxes, real and personal property taxes, stamp taxes, transfer taxes, workmen's compensation taxes and other obligations of the same or a similar nature, whether arising before, on or after any Closing Date and shall include any liability for such amounts as a result of either being a member of a combined, consolidated, unitary or affiliated group or of a contractual obligation to indemnify any person or other entity.

         "TAX RETURNS" shall mean all returns, declarations, statements, schedules, forms, reports, information returns or other documents (including any related or supporting information), and any amendments thereto, filed or required to be filed with any Governmental Authority in connection with the determination, assessment, collection or administration of any Taxes.

         "TEN-DAY NOTICE" shall have the meaning set forth in Section 3.5(b).

         "THRESHOLD SECURITIES" shall mean a number of Securities that constitute, or if exercised, exchanged or converted into Common Stock would constitute, at least 10% of the aggregate issued and outstanding Common Stock.

         "THIRD CLOSING" shall have the meaning set forth in Section 2.1(c).

         "THIRD CLOSING DATE" shall have the meaning set forth in Section
2.1(c).

         "TRADE SECRETS" shall have the meaning set forth in the definition of "INTELLECTUAL PROPERTY" in this Article I.

         "TRADEMARKS" shall have the meaning set forth in the definition of "INTELLECTUAL PROPERTY" in this Article I.

         "TRANCHE A WARRANT" shall mean the Warrants issued at the First Closing to purchase Series B Preferred Stock substantially in the form attached hereto as Exhibit H.

         "TRANCHE B WARRANT" shall mean the Warrants issued at the Second Closing to purchase Series B Preferred Stock substantially in the form attached hereto as Exhibit I.

         "WARN ACT" shall mean the Worker Adjustment and Retraining Notification Act of 1988, as amended, and any applicable state or local law with regard to "PLANT CLOSINGS" or "MASS LAYOFFS" as such terms are defined in the WARN Act or applicable state or local law.

         "WARRANTS" shall mean, collectively, each of the Tranche A Warrants and each of the Tranche B Warrants.

                                   ARTICLE 2

                                SALE AND PURCHASE

         SECTION 2.1 SALE AND ISSUANCE OF SECURITIES. Except for any exercise of Warrants or conversion of Promissory Notes pursuant to their respective terms, the Securities will be issued under this Agreement in three closings.

                  (a) Upon the terms and subject to the conditions set forth in this Agreement, at the First Closing the Purchaser shall advance to the Company the Initial Disbursement, and the Company shall issue and deliver to the Purchaser the Promissory Note, together with the Tranche A Warrants, as set forth on Exhibit A. The First Closing will occur on the date hereof (the "FIRST CLOSING DATE") and concurrently with the execution of the Security Agreements and the Registration Rights Agreement (the "FIRST CLOSING").

                  (b) Upon the terms and subject to the conditions set forth in this Agreement, at the Second Closing the Purchaser shall advance to the Company the Second Disbursement, the Company shall issue and deliver to the Purchaser the Tranche B Warrants and the Tranche A Warrants shall become exercisable for additional shares as set forth on Exhibit A. The Second Closing will occur as soon as practicable after the Purchaser provides written notice to the Company that it desires to effect the Second Closing or after all of the conditions set forth in Article VII hereof shall have been satisfied or duly waived by Purchaser (the "SECOND CLOSING DATE"), but in no event later than two Business Days thereafter (the "SECOND CLOSING").

                  (c) Upon the terms and subject to the conditions set forth in this Agreement, at the Third Closing the Purchaser shall convert the Promissory Note and exercise, or transfer to enable a Permitted Transferee to exercise, the Tranche B Warrant and the Company shall issue the number of shares of Series B Preferred Stock required to comply with such conversion and exercise. The Third Closing will occur as soon as practicable after the Purchaser and/or Permitted Transferees provide written notice to the Company that it desires to effect the Third Closing; provided that all of the conditions set forth in Article VII hereof shall have been satisfied or duly waived (the "THIRD CLOSING DATE," and together with the First Closing Date and the Second Closing Date, the "CLOSING DATES"), including, without limitation, receipt of Stockholder Approval, but in no event later than five Business Days thereafter (the "THIRD CLOSING," and together with the First Closing and the Second Closing, the "CLOSINGS").

                  (d) On or before the First Closing, the Company shall adopt and file with the Secretary of State of Delaware the Certificate of Designation relating to the Series B Preferred Stock (the "CERTIFICATE OF DESIGNATION"), substantially in the form attached as Exhibit J hereto.

         SECTION 2.2 CLOSINGS.

                  (a) Each Closing shall take place at 10:00 a.m., New York, New York time on the applicable Closing Date, at the offices of Cooley Godward LLP, One Freedom Square, Reston Town Center, 11951 Freedom Drive, Reston, Virginia, or at such other place as the parties hereto shall agree in writing.

                  (b) On the First Closing Date (i) the Purchaser shall deposit into a bank account designated by the Company not later than one Business Day prior to such Closing Date, by wire transfer of immediately available funds, an amount equal to the Initial Disbursement, and (ii) the Company shall deliver to the Purchaser, against funding of the Initial Disbursement, the Promissory Note and the Tranche A Warrants. The Promissory Note and the Tranche A Warrants shall be in definitive form and registered in the name of the Purchaser or its nominee or designee and in such denominations as the Purchaser shall request not later than one Business Day prior to the First Closing Date.

                  (c) On the Second Closing Date (i) the Purchaser shall deposit into a bank account designated by the Company not later than one Business Day prior to such Closing Date, by wire transfer of immediately available funds, an amount equal to the Second Disbursement, and (ii) the Company shall deliver to the Purchaser the Tranche B Warrants, and (iii) the principal owed by the Company to the Purchaser under the Promissory Note and the number of warrant shares under the Tranche A Warrants shall increase in accordance with the terms of such

Promissory Note and Tranche A Warrants. The Tranche B Warrants shall be in definitive form and registered in the name of the Purchaser or its nominee or designee and in such denominations as the Purchaser shall request not later than one Business Day prior to the Second Closing Date.

                  (d) On the Third Closing Date (i) each Holder exercising a Tranche B Warrant shall deposit into a bank account designated by the Company not later than one Business Day prior to such Closing Date, by wire transfer of immediately available funds, an amount equal to the Exercise Price of the Tranche B Warrants to be exercised by such Holder, (ii) the Holder of the Promissory Note shall deliver the Promissory Note to the Company for conversion in accordance with its terms, (iii) the Company shall deliver to the Holders referred to in (i) and (ii) above the number of shares of Series B Preferred Stock required to be issued to each such Holder upon exercise of the Trance B Warrants and upon conversion of the Promissory Note in accordance with the terms of the Tranche B Warrants and Promissory Note being exercised and converted, respectively. The Series B Preferred Stock shall be in certificated form and registered in the name of the exercising or converting Holder or its respective nominee or designee and in such denominations (including fractional shares) as such Holder shall request not later than one Business Day prior to the Third Closing Date.

                                   ARTICLE 3

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company hereby represents and warrants to the Purchaser as follows:

         SECTION 3.1 ORGANIZATION AND STANDING. The Company is duly incorporated, validly existing and in good standing as a domestic corporation under the laws of the State of Delaware and has all requisite corporate power and authority to own its properties and assets and to carry on its business as it is now being conducted and as proposed to be conducted. The Company is duly qualified to transact business as a foreign corporation and is in good standing in each jurisdiction in which the character of the properties owned or leased by it or the nature of its business makes such qualification necessary, except where the failure to so qualify or be in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

         SECTION 3.2 CAPITAL STOCK. On the date hereof, the authorized capital stock of the Company consists solely of (a) 150,000,000 shares of Common Stock, $0.001 par value, (b) 7,421,536 shares of Class B Common Stock, $0.0001 par value, and (c) 5,001,100 shares of Preferred Stock, $0.001 par value. Following Stockholder Approval and the filing of the amendment to the Company's Charter substantially in the form attached hereto as Exhibit K (the "CHARTER AMENDMENT"), the authorized capital stock of the Company will consist solely of
(a) 300,000,000 shares of Common Stock, (b) 7,421,536 shares of Class B Common Stock, and (c) 10,001,100 shares of Preferred Stock. As of the date hereof, of the 150,000,000 shares of Common Stock authorized, (i) 63,774,016 shares of Common Stock are issued and outstanding, (ii) 8,003,865 shares are reserved for issuance pursuant to outstanding options and existing employee stock plans (the "EMPLOYEE OPTIONS"), and (iii) 1,698,547 are reserved for issuance upon exercise of outstanding warrants (the "PREVIOUSLY ISSUED WARRANTS"). As of the date hereof, of the 5,001,100 shares of Preferred Stock authorized, (i) 1,500,000 shares have been designated Series A Junior Participating Preferred Stock, none of which are issued or outstanding but all of which have been reserved for issuance upon the exercise of rights under the Rights Agreement and (ii) 1,100 shares have been designated Series C Redeemable Preferred Stock, none of which are issued or outstanding. Immediately prior to the First Closing, 3,000,000 shares will have been designated Series B Preferred Stock pursuant to the Certificate of Designation. As of the date hereof, there are securities, including Employee Options and Previously Issued Warrants, convertible, exchangeable or exercisable into 1,509,159 shares of Common Stock at an exercise or conversion price at or below $.25 per share of Common Stock. Immediately following each Closing, each share of capital stock of the Company that is issued and outstanding will be duly authorized, validly issued, fully paid and nonassessable, and will not be subject to, or issued in violation of, any preemptive rights. All shares of Series B Preferred Stock issuable upon exercise of Warrants in accordance with their terms or upon conversion of the Promissory
Note in accordance with its terms will be, when issued, duly authorized, validly issued, fully paid and nonassessable. All Warrants and the Promissory Note issuable at the First Closing will be, when issued, duly authorized, valid obligations of the Company, enforceable in accordance with their terms except as such enforceability of the Promissory Note may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors' rights and remedies. Following the Stockholder Approval, upon conversion of any shares of Series B Preferred Stock in accordance with its terms, all of the Common Stock issued upon such conversion will be duly authorized, validly issued, fully paid and nonassessable. Except as set forth on
Schedule 3.2 and except for the Securities contemplated by this Agreement, at the date hereof there are, and immediately following each Closing there will be
(a) no outstanding or authorized options, warrants, agreements, conversion rights, preemptive rights, other rights, subscriptions, claims of any character, obligations, convertible or exchangeable securities, or other commitments, contingent or otherwise, relating to shares of capital stock of the Company or any of its Subsidiaries or pursuant to which the Company or any of its Subsidiaries is or may become obligated to issue shares of its capital stock or any securities convertible into, exchangeable for, or evidencing the right to subscribe for, purchase or acquire, any shares of the capital stock of the Company or any of its Subsidiaries, (b) no restrictions upon the dividends, voting or transfer of any shares of capital stock of the Company or any of its Subsidiaries pursuant to their Charters, Bylaws or other governing documents or any agreement or other instrument to which it is a party or by which it is bound, and (c) no shares of Common Stock or Preferred Stock held by the Company in its treasury. The holders of the Series B Preferred Stock will, upon issuance thereof, have the rights set forth in the Certificate of Designation. Except for the Promissory Note, neither the Company nor any of its Subsidiaries has authorized, issued or has outstanding any bonds, debentures, notes or other indebtedness the holders of which have the right to vote (or which are convertible or exercisable for or exchangeable into securities the holders of which have the right to vote) with the stockholders of such person on any matter. Except as contemplated by this Agreement or the Rights Agreement or as set forth on Schedule 3.2, there are no outstanding contractual obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of Common Stock or the capital stock of the Company or any of its Subsidiaries.

         SECTION 3.3 SUBSIDIARIES. The Company has no Subsidiaries except as set forth on Schedule 3.3. Schedule 3.3 sets forth the name, date and jurisdiction of formation, type of entity, and ownership of all of the Company's Subsidiaries. All Domestic Subsidiaries are wholly owned.

         SECTION 3.4 AUTHORIZATION; ENFORCEABILITY. The Company and each Subsidiary has the corporate power to execute, deliver and perform its obligations under each of the Documents and has taken all necessary corporate action to authorize the execution, delivery and performance by it of each of the Documents and to consummate the transactions contemplated hereby and thereby, except, with respect to the issuance of the Common Stock upon conversion of the Series B Preferred Stock, the corporate action to be taken by the Stockholder Approval, and no other corporate proceedings on the part of the Company or any Subsidiary are necessary therefor. The Company has duly executed and delivered this Agreement. This Agreement constitutes, and each of the other Documents, when executed and delivered by the Company and each Subsidiary that is a party to such Document, assuming due execution by the other parties hereto and thereto (other than the Subsidiaries), will constitute legal, valid and binding obligations of the Company and each Subsidiary enforceable against the Company and each Subsidiary in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

         SECTION 3.5 NO VIOLATION; CONSENTS.

                  (a) The execution, delivery and performance by the Company and each Subsidiary of each of the Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby do not and will not contravene any Applicable Law, except for any such contraventions that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as set forth on Schedule 3.5, the execution, delivery and performance by the Company and each Subsidiary of the letter agreements referred to in Section 10.5 hereof, the Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby (i) did not and will not (x) violate, result in a breach of or constitute (with due notice or lapse of time or both) a default under any contract, lease, loan agreement, Benefit Plan, mortgage, security agreement, trust indenture or other agreement or instrument to which the Company or any Subsidiary is a party or by which any of them is bound or to which any of their properties or assets is subject, except to the extent any such conflict or breach, singly or in the aggregate, would not have a Material Adverse Effect, (y) result in the creation or imposition of any Lien (other than a Permitted Lien) upon any of the properties or assets of the Company or any Subsidiary, or (z) except as set forth on
Schedule 3.5(a), obligate the Company to make any payment or incur any additional obligation, or give rise to any right of any person with respect to the Company, under any term or provision of any contract or agreement, the Charter or Bylaws of the Company, any Benefit Plan or any Applicable Law, that relates to a change of control or ownership of the Company or any similar provision, (ii) did not and will not violate any provision of the Charter or Bylaws of the Company or any Subsidiary, and (iii) did not and will not result in the Purchaser or any of its Affiliates, Associates or Permitted Transferees being (x) an "ACQUIRING PERSON" under the Rights Agreement, dated as of October 31, 2000 (the "RIGHTS AGREEMENT") by and between the

Company and Equiserve, as Rights Agent, or (y) an "INTERESTED STOCKHOLDER" under
Section 203 of the DGCL. The Company has delivered to the Purchaser as of the date of this Agreement, duly authorized and certified Board Resolutions and a duly authorized and fully executed Rights Agreement Amendment with respect to the matters set forth in this clause (a).

                  (b) Except as set forth on Schedule 3.5(b), no consent, authorization or order of, or filing or registration with, any Governmental Authority or other person is required to be obtained or made by the Company or any of its Subsidiaries for the execution, delivery and performance of any of the Documents, or the consummation of any of the transactions contemplated hereby or thereby, except (i) any required HSR Approval, and (ii) the Stockholder Approval, which will have been obtained on or prior to the Third Closing Date. The Company's Board and Audit Committee have approved this Agreement without a condition requiring stockholder approval for emergency funding reasons, and the Company has requested Nasdaq to authorize an exception to its voting policy under Rule 4351 and to the requirement of obtaining stockholder approval with respect to all Nasdaq listing requirements implicated by the transactions contemplated by this Agreement (collectively, the "NASDAQ EXCEPTION"). Each of the execution of this Agreement and the consummation of the First Closing complies in all material respects with Nasdaq rules and regulations. Following the receipt of the Nasdaq Exception and the passage of ten days following notice to the Company's stockholders of the transactions contemplated by this Agreement (the "TEN-DAY NOTICE"), the Company's consummation of the Second Closing, the Third Closing and the transactions contemplated by this Agreement will be authorized under Rules 4350(i)(2) and 4351 of the NASD Manual and will comply in all material respects with Nasdaq rules and regulations.

         SECTION 3.6 PERMITS. Each of the Company and its Subsidiaries has such licenses, permits, exemptions, consents, waivers, authorizations, orders and approvals from all Governmental Authorities ("PERMITS") as are necessary to own, lease or operate its properties and to conduct its business as currently owned and conducted and all such Permits are valid and in full force and effect, except such Permits that the failure to have or to be in full force and effect could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No action by the Company or any of its Subsidiaries outside the normal course of business is required in order that all material Permits shall remain in full force and effect following either of the Closings.

         SECTION 3.7 LITIGATION. Except as set forth on Schedule 3.7, there are no pending or, to the knowledge of the Company, threatened claims, actions, suits, labor disputes, grievances, administrative or arbitration or other proceedings or, to the knowledge of the Company, investigations against the Company, its Subsidiaries or their respective assets or properties before or by any Person, Governmental Authority or before any arbitrator that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. None of the transactions contemplated by any of the Documents is restrained or enjoined (either temporarily, preliminarily or permanently), and no material adverse conditions thereunder have been imposed thereon by any Governmental Authority or arbitrator. None of the Company, its Subsidiaries or any of their respective assets or properties, is subject to any order, writ, judgment, award, injunction or decree of any Governmental Authority or arbitrator, that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

         SECTION 3.8 SEC DOCUMENTS; FINANCIAL STATEMENTS.

                  (a) The Company has provided to the Purchaser copies of the audited consolidated balance sheet of the Company and its consolidated Subsidiaries as of December 31, 1999 (the "1999 FINANCIALS") and December 31, 2000 (the "2000 FINANCIALS"), together with the related audited consolidated statements of operations, stockholders' equity and cash flows for the fiscal year then ended, and the notes thereto, accompanied with respect to the 1999 Financials by the unqualified opinion thereon of Pricewaterhouse Coopers LLP and with respect to the 2000 Financials by the qualified opinion of Pricewaterhouse Coopers LLP (collectively, the "AUDITED FINANCIAL STATEMENTS"). The Company has provided to the Purchaser copies of the unaudited consolidated balance sheet of the Company and its consolidated Subsidiaries as of March 31, 2001, together with the related unaudited consolidated statements of operations, stockholders' equity and cash flows for the three months then ended, and the notes thereto (the "INTERIM FINANCIALS," and collectively with the "AUDITED FINANCIAL STATEMENTS" the "FINANCIAL STATEMENTS"). The Financial Statements (including the notes thereto) were prepared in accordance with GAAP and present fairly, in all material respects, the consolidated financial position and results of operation of the Company and its consolidated Subsidiaries as of December 31, 1999, December 31, 2000 and March 31, 2001 and for the periods then ended.

                  (b) Neither the Company nor any of its Subsidiaries has any material claims, liabilities or indebtedness, contingent or otherwise of any kind whatsoever (whether accrued, absolute, contingent or otherwise and whether or not required to be reflected in the Company's financial statements in accordance with GAAP), except (i) as set forth in the Financial Statements, (ii) liabilities subject to the Security Agreements, and (iii) liabilities to trade creditors incurred subsequent to March 31, 2000 in the ordinary course of business consistent with past practices not involving borrowings by the Company or any Subsidiary.

                  (c) Since January 1, 1999, the Company has filed all forms, reports and documents with the Commission (including all exhibits thereto) required under the Securities Act or the Exchange Act or the rules and regulations promulgated thereunder (collectively, the "SEC DOCUMENTS"), each of which complied in all material respects with all applicable requirements of the Securities Act and the Exchange Act as in effect on the dates so filed. None of the SEC Documents (as of their respective filing dates) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. Based upon the advice of its legal counsel, the Company shall file all forms, reports and documents required to be filed by the Company with the Commission subsequent to the date hereof and prior to the Third Closing Date (collectively, the "SUBSEQUENT FILINGS") each of which will comply in all material respects with all applicable requirements of the Securities Act and the Exchange Act and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The Company has heretofore furnished to the Purchaser copies of each of the SEC Documents (other than exhibits or schedules to the SEC Documents) and will furnish to the Purchaser copies of each Subsequent Filing promptly after the date of such filing.

                  (d) No representation or warranty of the Company contained in any document, certificate or written statement furnished to the Purchaser by or at the direction of the Company for use in connection with the transactions contemplated by this Agreement, contains any untrue statement of a material fact or omits to state any material fact (known to the Company, in the case of information not furnished by it) necessary in order to make the statements contained herein or therein not misleading in light of the circumstances in which the same were made. There are no facts known to the Company (other than matters of a general economic nature) that could with respect to the Company or its Subsidiaries, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect that have not been disclosed in the SEC Documents, this Agreement or the Schedules and Exhibits hereto.

         SECTION 3.9 CHANGE IN CONDITION. Except as set forth on Schedule 3.9, since March 31, 2001, the Company and its Subsidiaries have operated their respective businesses only in the ordinary course consistent with past practices and there has not occurred (i) any event, occurrence or condition or, to the knowledge of the Company, any circumstance or development that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, or (ii) any action specified in Section 5.2 of this Agreement.

         SECTION 3.10 EMPLOYEE BENEFIT PLANS AND LABOR MATTERS.

                  (a) For purposes of this Agreement:

                      (i) "BENEFIT PLAN" means any employee benefit plan, arrangement, policy or commitment, including, without limitation, any employment, consulting, severance or deferred compensation agreement, executive compensation, bonus, incentive, pension, profit-sharing, savings, retirement, stock option, stock purchase or severance pay plan, any life, health, disability or accidental death and dismemberment insurance plan, any holiday and vacation practice or any other employee benefit plan, within the meaning of section 3(3) of ERISA, whether formal or informal, written or oral and whether legally binding or not, that is maintained, administered or contributed to or was maintained, administered or contributed to at any time by the Company or any of its ERISA Affiliates for the benefit of any employee, former employee, consultant, officer or director of the Company or any ERISA Affiliate;

                      (ii) "CODE" means the Internal Revenue Code of 1986, as amended;

                      (iii) "EMPLOYEE" means any individual employed by the Company or any of its ERISA Affiliates;

                      (iv) "IRS" means the United States Internal Revenue Service; and

                      (v) "PBGC" means the Pension Benefit Guaranty Corporation.

                  (b) Schedule 3.10 lists all Benefit Plans. With respect to each such plan, the Company has delivered or made available to the Purchaser correct and complete copies of (i) all plan documents and agreements and related trust or other funding arrangements (including all amendments thereto); all summary plan descriptions and material employee communications; (iii) the annual report and actuarial report (including all schedules thereto) if required under ERISA or other applicable law, for the last three most recently completed plan years; (iv) the most recent annual audited financial statement; (v) if the plan is intended to qualify under Code section 401(a) or 403(a), the most recent determination letter, if any, received from the IRS; and (vi) all material communications with any Governmental Authority (including, without limitation, the PBGC, the U.S. Department of Labor and the IRS).

                  (c) There are no Benefit Plans that (i) are covered by or subject to any liability under Code section 412, ERISA section 302 or Title IV of ERISA and no condition exists that presents a material risk to the Company or any ERISA Affiliate of incurring such liability; (ii) are intended to qualify under Code section 401(a) or 403(a) other than the Company's 401(k) Plan; (iii) provide benefits to current or former Employees or their respective beneficiaries beyond their retirement or other termination of service (other than coverage mandated by Code section 4980B or Part 6 of Title I of ERISA); or
(iv) are self-insured "MULTIPLE EMPLOYER WELFARE ARRANGEMENTS," as such term is defined in section 3(40) of ERISA.

                  (d) Each Benefit Plan conforms in all respects to, and its administration is in all respects in compliance with, its terms and all Applicable Law, including but not limited to ERISA and the Code, except to the extent that the failure to conform or to be administered would not reasonably be expected to result in a material liability.

                  (e) The consummation of the transactions contemplated by this Agreement will not (i) entitle any current or former Employee, officer or director of the Company or any ERISA Affiliate to severance pay, unemployment compensation or any similar payment; or (ii) accelerate the time of payment or vesting of any right or privilege, or increase the amount of any compensation due to, any current or former Employee, officer or director of the Company.

                  (f) No Benefit Plan is a "MULTIPLE EMPLOYER PLAN" or a "MULTIEMPLOYER PLAN" within the meaning of the Code or ERISA.

                  (g) In the six years preceding the date hereof, (i) no Benefit Plan that is or was subject to Title IV of ERISA has been terminated; (ii) no reportable event within the meaning of section 4043 of ERISA has occurred; (iii) no filing of a notice of intent to terminate such a Benefit Plan has been made;
(iv) the PBGC has not initiated any proceeding to terminate any such Benefit Plan and no condition exists that presents a material risk that such proceeding will be initiated; and (v) no prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code), breach of fiduciary duty (pursuant to Section 409 of ERISA) or civil action (pursuant to Section 502 of ERISA) has occurred that could result in a material liability to the Company or any Subsidiary.

                  (h) Neither the Company nor any of its Subsidiaries has any existing arrangement with any of its Employees providing for an excise tax gross up in respect of any excise taxes imposed by section 4999 of the Code.

                  (i) None of the Company, any Subsidiary or any ERISA Affiliate has any commitment or formal plan, whether legally binding or not, to create any additional employee benefit plan or modify or change any existing Benefit Plan that would affect any Employee, former Employee or director of the Company.

                  (j) Except as set forth on Schedule 3.10(j), no amounts payable under the Benefit Plans will fail to be deductible for federal income tax purposes by virtue of section 162(a)(1), 162(m) or 280G of the Code and (ii) all contributions (including all employer contributions and employee salary reduction contributions) required to be made to any Benefit Plan by applicable law or regulation or by any plan document or other contractual undertaking, and all premiums due or payable with respect to insurance policies funding any Benefit Plan, have been timely made or paid in full or, to the extent not required to be made or paid on or before the date hereof, have been fully reflected on the financial statements in accordance with GAAP. Each Benefit Plan that is an employee welfare benefit plan under Section 3(1) of ERISA either (i) is funded through an insurance company contract and is not a "WELFARE BENEFIT FUND" with the meaning of Section 419 of the Code or (ii) has benefits paid as needed solely from the general assets of the Company and its Subsidiaries.

                  (k) No liability, claim, action or litigation has been made, commenced or, to the Company's knowledge, threatened with respect to any Benefit Plan (other than routine claims for benefits payable in the ordinary course, and appeals of such desired claims).

                  (l) Except as set forth on Schedule 3.10(l),

                      (i) there is no labor strike, dispute, slowdown, stoppage or lockout actually pending, or to the knowledge of the Company or any of its Subsidiaries, threatened against or affecting the Company or any of its Subsidiaries and during the past three years there has not been any such action;

                      (ii) to the knowledge of the Company or any of its Subsidiaries, there are no union claims to represent the employees of the Company or any of its Subsidiaries;

                      (iii) neither the Company nor any of its Subsidiaries is a party to or bound by any collective bargaining or similar agreement with any labor organization, or work rules or practices agreed to with any labor organization or employee association applicable to employees of the Company or any of its Subsidiaries;

                      (iv) none of the employees of the Company or any of its Subsidiaries are represented by any labor organization and none of the Company or any of its Subsidiaries have any knowledge of any current union organizing activities among the employees of the Company or any of its Subsidiaries, nor does any question concerning representation exist concerning such employees;

                      (v) true, correct and complete copies of all written personnel policies, rules and procedures applicable to employees of the Company or any of its Subsidiaries have heretofore been delivered to the Purchaser;

                      (vi) the Company and its Subsidiaries are, and have at all times been, in material compliance with all Applicable Law respecting employment and employment practices, terms and conditions of employment, wages, hours of work and occupational safety and health, and are not engaged in any unfair labor practices as defined in the National Labor Relations Act or other Applicable Law;

                      (vii) there is no unfair labor practice charge or complaint against the Company or any Subsidiary pending or, to the knowledge of the Company and any of its Subsidiaries, threatened before the National Labor Relations Board or any similar state or foreign agency;

                      (viii) there is no grievance or arbitration proceeding arising out of any collective bargaining agreement or other grievance procedure relating to the Company or any of its Subsidiaries;

                      (ix) to the knowledge of the Company and any of its Subsidiaries, no charges with respect to or relating to the Company or any of its Subsidiaries are pending before the Equal Employment Opportunity Commission or any other agency responsible for the prevention of unlawful employment practices

                      (x) there is not pending or in progress and, to the knowledge of the Company and any of its Subsidiaries, there is no threat or intent by any federal, state, local or foreign agency responsible for the enforcement of labor or employment laws to conduct any investigation with respect to or relating to the Company and any of its Subsidiaries; and

                      (xi) there are no complaints, controversies, lawsuits or other proceedings pending or, to the knowledge of the Company or any of its Subsidiaries, threatened alleging breach of any express or implied contract or employment, any law or regulation governing employment or the termination thereof or other discriminatory, wrongful or tortious conduct in connection with the employment relationship the adverse determination of which could have a Material Adverse Effect. Except as set forth in Schedule 3.10, there are no employment contracts or severance agreements with any employees of the Company or any of its Subsidiaries. The execution of this Agreement and the consummation of the transactions contemplated hereby shall not result in a breach or other violation of any collective bargaining agreement to which the Company or any of its Subsidiaries is a party.

                  (m) Since the enactment of the WARN Act, neither the Company nor any of its Subsidiaries have effectuated (i) a "PLANT CLOSING" (as defined in the WARN Act) affecting any site of employment or one or more facilities or operating units within any site of employment or facility of the Company or any of its Subsidiaries, or (ii) a "MASS LAYOFF" (as defined in the WARN Act) affecting any site of employment or facility of the Company or any of its Subsidiaries; nor has the Company or any of its Subsidiaries been affected by any transaction or engaged in layoffs or employment terminations sufficient in number to trigger application of any similar state or local law. Except as set forth in Schedule 3.10, none of the employees of the Company or any of its Subsidiaries has suffered an "EMPLOYMENT LOSS" (as defined in the WARN Act) with regard to their employment with the Company or any of its Subsidiaries since March 1, 1998.

                  (n) Except as set forth on Schedule 3.10(n) neither the Company nor any of its Subsidiaries have any employment or severance agreements with any Employees or former employees (to the extent the Company continues to have obligations with respect to former employees).

         SECTION 3.11 INTERESTS IN REAL PROPERTY.

                  (a) Schedule 3.11 sets forth a true and complete list of all real properties leased by the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries owns any real property.

                  (b) None of the leasehold estates of the Company or any Subsidiary are subject to (i) any Liens or (ii) any easements, rights of way, licenses, grants, building or use restrictions, exceptions, reservations, limitations or other impediments that, in either case (i) or (ii), will materially adversely affect the value thereof for their present use, taken as a whole, or that materially interfere with or impair the present and continued use thereof, taken as a whole, in the usual and normal conduct of the business of any such person.

                  (c) To the knowledge of the Company, all improvements on such real properties and the operations therein conducted conform in all material respects to all applicable health, fire, environmental, safety, zoning and building laws, ordinances and administrative regulations (whether through grandfathering provisions, permitted use exceptions, variances or otherwise), except for possible nonconforming uses or violations that do not and will not interfere with the present use, operation or maintenance thereof as now used, operated or maintained or access thereto, and that do not and will not materially affect the value thereof for their present use. Neither the Company nor any Subsidiary has received notice of any violation of or noncompliance with any such laws, ordinances or administrative regulations from any applicable Governmental Authority, except for notices of violations or failures so to comply, if any, that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

         SECTION 3.12 LEASES.

                  (a) (i) Neither the Company nor any Subsidiary is in breach of or default (and no event has occurred which, with due notice or lapse of time or both, may constitute a breach or default) under any lease required to be set forth on Schedule 3.11 (the "LEASES") and (ii) no party to any Lease has given, or to the knowledge of the Company threatened to give, or advised that it will be giving the Company or any Subsidiary written notice of, or made a claim with respect to any breach or default, the consequences of which, in either case (i) or (ii) could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  (b) Except as set forth on Schedule 3.12, after taking into account the exercise of any options (which are exercisable solely at the discretion of the Company or any Subsidiary), none of the Leases terminates by its terms before January 1, 2003.

                  (c) None of the Leases require a consent to be obtained for the execution, delivery and performance of any of the Documents or the consummation of any of the transactions contemplated hereby or thereby.

                  (d) Neither the Company nor any Subsidiary has any ownership, financial or other interest in the landlords under any of the Leases.

         SECTION 3.13 COMPLIANCE WITH LAW. The operations of the Company and its Subsidiaries have been conducted in accordance with all Applicable Laws, including, without limitation, all Applicable Laws relating to consumer protection, currency exchange, employment (including, without limitation, equal opportunity and wage and hour), safety and health, environmental protection, conservation, wetlands, architectural barriers to the handicapped, fire, zoning and building, occupation safety, pension and securities, except for violations or failures so to comply, if any, that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Neither the Company nor any Subsidiary has received notice of any violation of or noncompliance with any Applicable Laws except as set forth on Schedule 3.13 and except for notices of violations or failures so to comply, if any, that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

         SECTION 3.14 RELATED PARTY TRANSACTIONS. Except as set forth on
Schedule 3.14 and except for the consummation of the transactions contemplated by the Documents (i) neither the Company nor any of its Subsidiaries is a party to any agreement or arrangement with or for the benefit of any person who, to the Company's knowledge, based on a review of any Schedule 13D and any Schedule 13G filed under the Exchange Act, is a holder of 5% or more of the outstanding equity securities of the Company or any officer, director, partner or Affiliate of any such person ("RELATED PARTY"); (ii) all transactions between the Company and its Subsidiaries, on the one hand, and a Related Party, on the other hand, are on terms and conditions which could be obtained from an unaffiliated third party in an arm's length transaction; and (iii) no Affiliate of the Company or Related Party is a supplier, lessor, lessee or competitor of the Company or any of its Subsidiaries.

         SECTION 3.15 TAX MATTERS.

                  (a) The Company and its Subsidiaries have duly and properly filed, or will duly and properly file, on a timely basis, all material Tax Returns required to be filed by them for all periods ending on or before any Closing Date. All such Tax Returns of the Company and its Subsidiaries were (or will be) true, correct and complete in all material respects when filed. The Company and its Subsidiaries have paid all Taxes and Tax liabilities required to be paid by them for periods ending on or before any Closing Date, or with respect to any period that ends after any Closing Date, the portion of such period up to and including any Closing Date, other than those Taxes being contested in good faith or those Taxes currently payable without penalty or interest, in each case which have been adequately disclosed and for which an adequate reserve or accrual has been established in the Financial Statements in accordance with GAAP.

                  (b) Except as disclosed on Schedule 3.15, all Taxes that the Company and its Subsidiaries are or were required by law to withhold or collect through any Closing Date have been duly withheld or collected and, to the extent required, have been paid to the proper Governmental Authority. There are no Liens with respect to Taxes upon any of the properties or assets, real or personal, tangible or intangible, of the Company or any Subsidiary except for statutory liens for Taxes not yet due or delinquent.

                  (c) Neither the Company nor any of its Subsidiaries is currently the beneficiary of any waivers or extensions with respect to any Tax Returns, no Tax Returns of the Company or any Subsidiary are currently under audit or examination by any Governmental

Authority and, to the knowledge of the Company and its Subsidiaries, no such audit or examination is threatened. Neither the Company nor any Subsidiary has received any notices from any Governmental Authority relating to any issue which could materially affect the Tax liability of the Company or any Subsidiary. No issue was raised in any audit or examination of Tax Returns by any Governmental Authority that, if raised with respect to any period not so audited or examined, could be expected to result in a proposed deficiency.

                  (d) Neither the Company nor any of its Subsidiaries is party to, bound by or has an obligation under any Tax allocation, Tax indemnity, or Tax sharing agreement or similar contract arrangement. Neither the Company nor any of its Subsidiaries (i) has been a member of an affiliated group filing a consolidated Tax Return (other than a group the common parent of which was the Company), or (ii) has been included in any "CONSOLIDATED," "UNITARY" or "COMBINED" Tax Return provided for under the law of any foreign jurisdiction or any state or locality with respect to Taxes for any taxable period for which the statute of limitations has not expired (other than a group the common parent of which was the Company), or (iii) has any liability for the Taxes of any person (other than the Company and its Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract, agreement to indemnify or otherwise. Neither the Company nor any of its Subsidiaries has any obligation by contract, agreement, arrangement or otherwise to permit any person, other than the Company and its Subsidiaries, to use the benefit of a refund, credit or offset of Tax of any of the Company and its Subsidiaries.

                  (e) Neither the Company nor any of its Subsidiaries has been a United States real property holding corporation within the meaning of section 897(c)(2) of the Code during the period specified in section 897(c)(1)(A)(ii) of the Code.

                  (f) Neither the Company nor any of its Subsidiaries has filed (or will file prior to any Closing) a consent under section 341(f) of the Code.

                  (g) The Company has not applied for, been granted, or agreed to any accounting method change for which it will be required to take into account any adjustment under Section 481 of the Code or any similar provision of the Code or the corresponding tax laws of any nation, state or locality.

         SECTION 3.16 ENVIRONMENTAL MATTERS.

                  (a) The Company and each of its Subsidiaries are in compliance in all material respects with all applicable federal, state, local and foreign laws and regulations relating to pollution or protection of human health or the environment, including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata, and natural resources (together "ENVIRONMENTAL LAWS" and including, without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, wastes, toxic or hazardous substances or wastes, petroleum and petroleum products, asbestos or asbestos-containing materials, polychlorinated biphenyls, lead or lead-based paints or materials, or radon ("MATERIALS OF ENVIRONMENTAL CONCERN")), or otherwise relating to the manufacture, generation, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern, or the preservation of the environment or mitigation of adverse effects thereon and each law and regulation with regard to record keeping, notification, disclosure, and reporting requirements respecting Materials of Environmental Concern. The Company and its Subsidiaries possess all permits and other governmental authorizations required under all applicable Environmental Laws, and are in compliance in all material respects with the terms and conditions thereof.

                  (b) Neither the Company nor any of its Subsidiaries is required by virtue of the transactions set forth herein and contemplated hereby, or as a condition to the effectiveness of any transactions contemplated hereby,
(i) to perform a site assessment for Materials of Environmental Concern, (ii) to remove or remediate Materials of Environmental Concern, (iii) to give notice to or receive approval from any Governmental Authority, or (iv) to record or deliver to any person or entity any disclosure document or statement pertaining to environmental matters.

         SECTION 3.17 INTELLECTUAL PROPERTY.

                  (a) Schedule 3.17(a) sets forth, for the Intellectual Property owned by the Company or any Subsidiary, a complete and accurate list of all U.S. and foreign (i) patents and patent applications; (ii) trademark and service mark registrations, trademark and service mark applications, Internet domain registrations, and material unregistered trademarks and service marks; (iii) copyright and mask work registrations, copyright and mask work applications, and material unregistered copyrights; and (iv) all Software (other than readily available "OFF-THE-SHELF" commercial software programs having an acquisition price of less than $10,000) which are owned, licensed, or leased by the Company or any Subsidiary, identifying which Intellectual Property is owned, licensed, or leased, as the case may be. The Intellectual Property constitutes all the intellectual property necessary to operate the business of the Company and its Subsidiaries as of the Closing Date in substantially the manner in which it is currently operated or currently proposed to be operated. To the extent indicated on Schedule 3.17(a), the Intellectual Property has been duly registered in, filed in or issued by the United States Patent and Trademark Office, United States Copyright Office, a duly authorized and appropriate domain name registrar, the appropriate offices in the various states of the United States and the appropriate offices of other jurisdictions (foreign and domestic), and each such registration, filing and issuance remains in full force and effect as of the Closing Date.

                  (b) Schedule 3.17(b) sets forth a complete and accurate list of all material oral or written agreements (whether between the Company or a Subsidiary and third parties or inter-corporate) to which the Company or any Subsidiary is a party or otherwise bound, (i) granting or obtaining any right to use or practice any rights under any Intellectual Property (other than licenses for readily available "OFF-THE-SHELF" commercial software programs having an acquisition price of less than $10,000), or (ii) restricting the Company's or any Subsidiary's right to use any Intellectual Property, including, without limitation, license agreements, development agreements, distribution agreements, settlement agreements, consent to use agreements, and covenants not to sue (collectively, the "LICENSE AGREEMENTS"). The License Agreements are valid and binding obligations of the Company or a Subsidiary, as applicable, enforceable in accordance with their terms and, to the Company's knowledge, there exists no event or condition which (with or without due notice or lapse of time or both) will result in a violation or breach of, or constitute a default by any party under any such License Agreement. Except as set forth in

Schedule 3.17(b), neither the Company nor any of its Subsidiaries have licensed or sublicensed any rights in any Intellectual Property other than pursuant to the License Agreements. No royalties, honoraria or other fees are currently payable by the Company or any Subsidiary to any third parties for the use of or right to use any Intellectual Property except pursuant to the License Agreements and set forth on Schedule 3.17(b).

                  (c) The Company or a Subsidiary owns or, to the Company's knowledge, has a valid right to use, free and clear of all Liens, all of the Intellectual Property. The Company, its predecessor, or a Subsidiary is listed in the records of the appropriate United States, state, or foreign registry as the sole current owner of record for each application and registration and has the exclusive right to file, prosecute and maintain all applications and registrations with respect to the Intellectual Property that is listed on
Schedule 3.17(a).

                  (d) The Intellectual Property owned by the Company or any Subsidiary and, to the Company's knowledge, any material Intellectual Property licensed to the Company or any Subsidiary, has not been canceled, expired, abandoned or otherwise terminated and all renewal fees in respect thereof have been duly paid, and to the Company's knowledge is valid and enforceable.

                  (e) Except as set forth on Schedule 3.17(e), neither the Company nor any of its Subsidiaries has received any written notice or claim and there is no pending or, to the Company's knowledge, threatened claim, suit, arbitration, interference or other adversarial or contested proceeding before any court, agency, arbitral tribunal, or registration authority in any jurisdiction (foreign or domestic) involving the Intellectual Property owned by the Company or its Subsidiaries, or, to the Company's knowledge, the material Intellectual Property licensed to the Company or any Subsidiary, alleging that the activities or the conduct of the Company's or any Subsidiary's business infringe upon, dilute, violate or constitute the unauthorized use, misuse or misappropriation of the intellectual property rights of any third party or challenging the Company's or any Subsidiary's ownership, use, validity, enforceability or registrability of any Intellectual Property. There are no settlements, forbearances to sue, consents, judgments, or orders or similar obligations to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary is bound other than the License Agreements which (i) restrict the Company's or any Subsidiary's right to use any Intellectual Property, (ii) restrict the Company's or any Subsidiary's businesses in order to accommodate a third party's intellectual property rights or (iii) permit third parties to use any Intellectual Property owned by the Company or any Subsidiary. To the knowledge of the Company, neither the Company nor any of its Subsidiaries know of any valid basis for any such claims.

                  (f) Except allegations set forth in Schedule 3.17(f), the conduct of the Company's and each Subsidiary's business as currently conducted or planned to be conducted does not infringe upon (either directly or indirectly such as through contributory infringement or inducement to infringe) any intellectual property rights owned or controlled by any third party. To the Company's knowledge, no third party is misappropriating, infringing, diluting or violating any Intellectual Property owned by the Company or any Subsidiary and no such claims, suits, arbitrations or other adversarial proceedings have been brought or threatened against any third party by the Company or any Subsidiary.

                  (g) The Company and each Subsidiary have taken reasonable measures to protect the confidentiality of their respective Trade Secrets, including requiring their employees and other parties having access thereto to execute written non-disclosure agreements. To the Company's knowledge, no Trade Secret of the Company or its Subsidiaries has been disclosed or authorized to be disclosed to any third party other than pursuant to a non-disclosure agreement. To the Company's knowledge, no party to any non-disclosure agreement relating to its Trade Secrets is in breach or default thereof. The Purchaser has been provided with a copy of the Company's form of non-disclosure agreement and the non-disclosure agreements referred to in this clause (g) contain substantially the same terms and conditions as the form of non-disclosure agreement.

                  (h) No current or former partner, director, officer, or employee of the Company or any Subsidiary (or any of their respective predecessors in interest) will, after giving effect to the transactions contemplated herein, directly own or retain any rights to use any of the Intellectual Property owned or used by the Company or any Subsidiary.

                  (i) With respect to the Software set forth in Schedule 3.17(a) which is owned by the Company, such Software was either developed (i) by employees of the Company or any Subsidiary within the scope of their employment or (ii) by independent contractors who have assigned their rights to the Company or any Subsidiary pursuant to signed, written agreements.

                  (j) Except as set forth in Schedule 3.17(a), for the twelve-month period prior to the Closing Date, the material Internet domain names and URL's of the Intellectual Property (together with any content and other materials accessible and/or displayed thereon, the "SITES") direct and resolve to the appropriate Internet protocol addresses and are and have been maintained and accessible to Internet users on those certain computers used by the Company to make the Sites so accessible (the "SERVER") approximately twenty-four (24) hours per day, seven (7) days per week ("24/7") and are and have been operational for downloading content from the Server on a 24/7 basis. The Company has fully operational back-up copies of the material Sites (and all related software, databases and other information), made from the current versions of the Sites as accessible to Internet users on the Server (and copied directly therefrom) which copies will have been made at least every two weeks from the date hereof until the Closing Date. Such back-up copies are kept in a safe and secure environment, fit for the back-up of media, and are not located at the same location of the Server. The Company has no reason to believe that the Sites will not operate on the Server or will not continue to be accessible to Internet users on a 24/7 basis prior to, at the time of, and after any Closing Date.

                  (k) The Trademarks listed on Schedule 3.17(a), for which the Company or any Subsidiary has obtained or applied for a registration have been continuously used in the form appearing in, and in connection with the goods and services listed in, their respective applications or registration certificates, and are all the Trademarks that are material to the Company and its Subsidiaries. To the knowledge of the Company, there has been no prior use of such Trademarks by any third party which would confer upon said third party superior rights in such Trademarks. The Company and its Subsidiaries have undertaken reasonable policing of such Trademarks against third party infringement.

                  (l) Except as set forth in Schedule 3.17(l) neither the Company nor any Subsidiary has disclosed or delivered to any escrow agent or to any other Person, or permitted the disclosure or delivery to any escrow agent or to any other Person, any Company or any Subsidiary source code for Software. No event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) will, or could reasonably be expected to, result in the disclosure or delivery to any Person of such source code for Software. Schedule 3.17(l) identifies each contract pursuant to which the Company or any Subsidiary has deposited or is required to deposit with an escrow agent or with any other Person such source code for Software.

         SECTION 3.18 REGISTRATION RIGHTS. Except as set forth on Schedule 3.18, neither the Company nor any of its Subsidiaries is under any obligation to register any of its outstanding securities pursuant to the Securities Act.

         SECTION 3.19 INSURANCE. The Company and its Subsidiaries maintain, with reputable insurers, insurance in such amounts, including deductible arrangements, and of such a character as is customary for companies engaged in the same or similar business. All policies of title, fire, liability, casualty, business interruption, workers' compensation and other forms of insurance including, but not limited to, directors and officers insurance, held by the Company and its Subsidiaries as of the date hereof, are in full force and effect in accordance with their terms. Neither the Company nor any of its Subsidiaries is in default under any provisions of any such policy of insurance and neither the Company nor any of its Subsidiaries has received notice of cancellation of any such insurance.

         SECTION 3.20 CONTRACTS.

                  (a) Schedule 3.20 sets forth a true and complete list of all contracts and other instruments to which the Company or any of its Subsidiaries is a party that are material to the business, operations, properties, prospects or financial condition of any of them (collectively, the "COMMITMENTS"), including without limitation:

                      (i) any material agreement, contract or commitment relating to the employment of any person by the Company or any of its Subsidiaries, or any bonus, deferred compensation, pension, profit sharing, stock option, employee stock purchase, retirement or other employee benefit plan;

                      (ii) any material agreement, indenture or other instrument which contains restrictions with respect to payment of dividends or any other distribution in respect of its capital stock;

                      (iii) any agreement, contract or commitment relating to capital expenditures in excess of $100,000 in any fiscal year;

                      (iv) any agreement to acquire, directly or indirectly, any equity interest in or assets of any other person (other than purchases of supplies, inventory, or equipment in the ordinary course of business) whether or not the transactions contemplated thereby have been consummated, and under which the Company or any of its Subsidiaries continues to have any outstanding obligations;

                      (v) any loan (other than accounts receivable from trade debtors arising in the ordinary course of business) or advance to (other than travel or entertainment advances to employees made in the ordinary course of business), or investment in, any person or any agreement, contract or commitment relating to the making of any such loan, advance or investment;

                      (vi) any agreement relating to indebtedness in excess of $100,000;

                      (vii) any guarantee or other contingent liability in respect of any indebtedness or obligation of any other person (other than the endorsement of negotiable instruments for collection in the ordinary course of business) in excess of $100,000;

                      (viii) any material management service, consulting, financial advisory or any other similar type contract including, without limitation, any contract with any investment or commercial bank;

                      (ix) any material agreement, contract or commitment limiting the ability of the Company or any of its Subsidiaries to engage in any line of business or to compete with any person;

                      (x) any agreement, contract or commitment which involves payments in excess of $100,000 in any calendar year and is not cancelable without penalty within 30 days;

                      (xi) any agreement, contract or commitment for the disposal of a material amount of assets or properties of the Company or any of its Subsidiaries (other than sales to customers in the ordinary course of business);

                      (xii) any agreement, contract or commitment which is material to the Company or any of its Subsidiaries and contains a "CHANGE IN CONTROL" or similar provision;

                      (xiii) any agreement, contract or commitment relating to any material joint venture, partnership, strategic alliance or similar arrangement;

                      (xiv) any collective bargaining agreement, labor contract or other written arrangement with any labor union or any employee organization;

                      (xv) any material agreement, contract or commitment with any Affiliate; and

                      (xvi) any other material agreement, contract or commitment including any agreement contract or commitment required to be filed with the Commission by the Company pursuant to Item 601 of Regulation S-K.

                  (b) Each Commitment is in full force and effect on the date hereof. Neither the Company nor any of its Subsidiaries is in default in respect of any Commitment, and no event has occurred which, with due notice or lapse of time or both, would constitute such a default, except for any such defaults that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. To the knowledge of the Company, no other party to any of the Commitments is in default in respect thereof, and no event has occurred which, with due notice or lapse of time or both, would constitute such a default.

         SECTION 3.21 QUESTIONABLE PAYMENTS. Neither the Company nor any of its Subsidiaries nor, to the Company's knowledge, any employee, agent or representative of the Company or any of its Subsidiaries acting on their behalf has, directly or indirectly, made any bribes, kickbacks, illegal payments or illegal political contributions using corporate funds of the Company or any Subsidiary or made any illegal payments to obtain or retain business using corporate funds of the Company or any Subsidiary in violation of the U.S. Foreign Corrupt Practices Act of 1977.

         SECTION 3.22 ACCURACY OF INFORMATION. None of the representations, warranties or statements of the Company contained in this Agreement or in the exhibits hereto contains any untrue statement of a material fact or, taken as a whole together with the SEC Documents, omits to state any material fact necessary in order to make any of such representations, warranties or statements not misleading. All material information relating to the Company and its Subsidiaries has been disclosed to the Purchaser and any such information arising on or after the date hereof will forthwith be disclosed to the Purchaser.

         SECTION 3.23 PRIVATE OFFERING. None of the Company, any of its Subsidiaries, nor anyone acting on their behalf, has offered or sold or will offer or sell any securities, or has taken or will take any other action, which could reasonably be expected to subject the offer, issuance or sale of the Securities, as contemplated hereby, to the registration provisions of the Securities Act.

         SECTION 3.24 BROKERS. The Company and its Subsidiaries and their agents and representatives have incurred no obligation or liability, contingent or otherwise, for brokerage or finders' fees, agents' commissions, investment banking fees, or other similar payment in connection with this Agreement.

         SECTION 3.25 RIGHTS AGREEMENT. The Company, with the approval of the Board, has duly amended the Rights Agreement so as to exclude the Purchaser and its Affiliates, Associates and Permitted Transferees from the definition of "ACQUIRING PERSON" in the Rights Agreement. A copy of the Rights Agreement has been furnished to the Purchaser. During such time as the Purchaser or any of its Affiliates is an owner of any shares of Series B Preferred Stock, shares of Common Stock into which such shares of Series B Preferred Stock may have been converted, or warrants to purchase shares of Common Stock, and while the Rights are outstanding, (i) the Company shall not amend or supplement the Rights Agreement in any manner that would result in it or any of its Affiliates, Associates or Permitted Transferees becoming an Acquiring Person (as defined in the Rights Agreement) or being the cause or occasion of a Trigger Event (as defined in the Rights Agreement) occurring, and shall amend or supplement the Rights Agreement as necessary to ensure that the Purchaser and its Affiliates, Associates or Permitted Transferees does not so become an Acquiring Person or be the cause or occasion of a Trigger Event occurring, and (ii) the Company may amend the Rights Agreement or may adopt a new rights agreement similar to the Rights Agreement only if (A) such amendment or new agreement provides for the issuance to the holders of the shares of Series B Preferred Stock (i) of rights identical per share of Common Stock to those to be issued to holders of other shares of Common Stock, and (II) of a number of rights with respect to each share of

Series B Preferred Stock equal to the number of shares of Common Stock into which such shares of Series B Preferred Stock are then convertible, multiplied by the number of rights to be issued with respect to each such share of Common Stock, and (B) the Company's amendment, adoption of such new agreement, or of any amendment or supplement to either thereto, complies with clause (i) (in the case of an adoption of such new agreement, such new agreement being deemed an amendment to the Rights Agreement under clause (i)).

         SECTION 3.26 DETERMINATION OF AMOUNT OF CAPITAL. The Board of Directors of the Company has, by resolution duly adopted by the directors, duly resolved in accordance with Section 154 of the DGCL that $3,000 (constituting the aggregate par value of the 3,000,000 shares of Series B Preferred Stock to be issued by the Company upon exercise of Warrants or conversion of Promissory Notes) shall constitute "CAPITAL" and the remainder of the consideration received by the Company for such shares shall constitute "SURPLUS" (in each case, as such terms are used in Section 154 of the DGCL).

         SECTION 3.27 STATE TAKEOVER STATUTES. The Company has taken all necessary actions to render Section 203 of the DGCL inapplicable to the Purchaser, its Affiliates, Associates, Permitted Transferees and their respective transferees. No other takeover statute or similar statute or regulation of any state is applicable to this Agreement, the Previously Issued Warrants or the Warrants (including all of the transactions contemplated hereby and thereby).

         SECTION 3.28 PHILLIPS EMPLOYMENT AGREEMENT. The Executive Employment Agreement, dated as of January 24, 1997, as amended, between the Company and James M. Phillips has been terminated pursuant to the Separation of Employment and Consulting Agreement, dated as of the date hereof, in the form previously delivered to the Purchaser (the "SEPARATION AGREEMENT"). The Separation Agreement has been duly authorized, executed and delivered by each of the Company and Mr. Phillips and is enforceable by the Company in accordance with its terms. Other than the Separation Agreement, there are no other agreements, arrangements or understandings between Mr. Phillips and the Company or any of its Subsidiaries.

         SECTION 3.29 OTHER INTERESTS. Except for the Company's interest in its Subsidiaries, or as set forth in Schedule 3.29, neither the Company nor any of its Subsidiaries owns directly or indirectly any interest or investment (whether equity or debt) in, nor is the Company or any of its Subsidiaries subject to any obligation or requirement to provide for or to make any investment (in the form of a loan, capital contribution or otherwise) to or in, any person.

         SECTION 3.30 BOOKS AND RECORDS. The respective minute books of the Company and its Subsidiaries, to the extent previously made available to the Purchaser and its representatives, contain, and the respective minutes of books of the Company and its Subsidiaries made available to the Purchaser after the date hereof will contain, accurate records of all meetings of, and corporate actions taken by (including action taken by written consent) the respective shareholders and Board of Directors of the Company and its Subsidiaries, it being understood that certain of such minutes are in draft form and are marked as such. None of the Company or any of its Subsidiaries has any of its records, systems, controls, data or information recorded, stored, maintained, operated or otherwise wholly or partly dependent upon or held by any means (including any electronic, mechanical or photographic process, whether computerized or not) which (including all means of access thereto and therefrom) are not under the exclusive ownership and direct control the Company or its Subsidiaries.

         SECTION 3.31 PERSONAL PROPERTY. Except for such properties and assets reflected in the Financial Statements, or acquired since March 31, 2001, which have been sold or otherwise disposed of in the ordinary course of business, each of the Company and its Subsidiaries has good, valid and marketable title to (a) all of its owned personal properties and assets (tangible and intangible), including, without limitation, all of the personal properties and assets reflected in the Audited Financial Statements, except as may be indicated in the notes thereto, and (b) all of the personal properties and assets (tangible or intangible) purchased by the Company and its Subsidiaries since March 31, 2001, in each case free and clear of all Liens, except for Permitted Liens. All of the tangible personal property owned by the Company or any Subsidiary is in good operating condition and repair, ordinary wear and tear excepted, and is adequate and suitable for the purposes for which they are presently being used.

         SECTION 3.32 ACCOUNTS RECEIVABLE. The amount of all accounts receivable, unbilled invoices and other debts due or recorded in the respective records and books of account of the Company and its Subsidiaries as being due to the Company and its Subsidiaries as of the date hereof (less the amount of any provision or reserve therefor made in accordance with GAAP in the respective records and books of account of the Company and its Subsidiaries) are good and collectible in full in the ordinary course of business; and none of such accounts receivable or other debts is subject to any counterclaim or set-off except to the extent of any such provision or reserve. The reserve for doubtful accounts reflected in the Audited Financial Statements has been established in accordance with GAAP and no receivable which should have been written down or reserved against in accordance with GAAP has not been written down or reserved against. There has been no material adverse change since March 31, 2001 in the amount of accounts receivable or other debts due to the Company and its Subsidiaries or the allowances with respect thereto, from that reflected in the Audited Financial Statements.

         SECTION 3.33 INVENTORY. The inventory of the Company and its Subsidiaries consists of items that are in all material respects good and merchantable and are of a quality and quantity presently usable in the ordinary course of business. The inventory is valued (on an average cost basis) at the lower of cost or market value. All items of the inventory have been properly recorded on the books and records of the Company (including appropriate provisions for items which are obsolete, below standard quality or unusable given the current state of operations of the Company), all in accordance with GAAP. Since March 31, 2001, none of the Company nor any of its Subsidiaries has changed the method of valuing its respective inventory.

         SECTION 3.34 PRODUCT LIABILITY. There are no recalls in progress, or the best knowledge of the Company, threatened or pending under the Consumer Products Safety Act, as amended, or any similar act or statute (collectively, "CONSUMER PROTECTION LEGISLATION") with respect to any products sold by the Company or its Subsidiaries, and no report has been filed under any Consumer Protection Legislation or is required to be filed with respect to any product sold by the Company or its Subsidiaries.

         SECTION 3.35 COPIES OF DOCUMENTS. The Company has made available for inspection and copying by the Purchaser and their advisers, true, complete and correct copies of (i) all documents referred to in this Article III or in any schedule hereto, and (ii) draft versions of all documents prepared in connection with the proposed transaction involving Homestore.com, Inc. for the sale of assets used in the Company's processing, hosting and distribution business.

         SECTION 3.36 TBI IMAGING, INC. AND OPTICOM CORPORATION MERGER AGREEMENTS. The Company has executed a Partial Exercise and Waiver Agreement, dated as of May 10, 2001, by and among the Company, John R. Pistacchi, Michael Imazumi, Larry Spoo, Richard Won, Nancy Becker and Thomas Beverly, in the form attached hereto as Exhibit N (the "TBI WAIVER"), and a Stock Transfer Agreement, dated as of May 10, 2001, by and among the Company, John R. Pistacchi, Michael Imazumi, Larry Spoo, Richard Won, Nancy Becker and Thomas Beverly, in the form attached hereto as Exhibit O (the "TBI STOCK TRANSFER"), pursuant to which agreements the Company and its Subsidiaries have been fully and unconditionally released from any and all obligations whatsoever under the Agreement and Plan of Merger, dated as of March 16, 2000, by and among the Company, TBI Acquisition Sub, Inc., TBI Imaging, Inc. and Thomas Beverly, and the Agreement and Plan of Merger, dated as of March 16, 2000, by and among the Company, Opticom Acquisition Sub, Inc., Opticom Corporation, John R. Pistacchi, Michael Imazumi, Larry Spoo, Richard Won and Nancy Becker.

                                   ARTICLE 4

                 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

         The Purchaser hereby represents and warrants to the Company as follows:

         SECTION 4.1 AUTHORIZATION; ENFORCEABILITY; NO VIOLATIONS AUTHORIZATION; ENFORCEABILITY; NO VIOLATIONS.

                  (a) The Purchaser is duly organized and validly existing in good standing as a separate series of a limited liability company under the Limited Liability Company Act of the state of Delaware and has all requisite organizational power and authority to carry on its business as it is now being conducted. The Purchaser has the organizational power to execute, deliver and perform the terms and provisions of the Documents and has taken all necessary organizational action to authorize the execution, delivery and performance by it of such Documents and to consummate the transactions contemplated hereby and thereby. No other organizational proceedings on the part of the Purchaser are necessary therefor.

                  (b) The Purchaser has duly executed and delivered this Agreement. This Agreement constitutes, and the other Documents to which the Purchaser is a party, when executed and delivered by the Purchaser, assuming the due execution by the other parties hereto and thereto, will constitute the legal, valid and binding obligations of the Purchaser, enforceable against the Purchaser in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

         SECTION 4.2 CONSENTS. No consent, authorization or order of, or filing or registration with, any Governmental Authority or other person is required to be obtained or made by the Purchaser for the execution, delivery and performance by the Purchaser of this Agreement or any of the other Documents or the consummation of any of the transactions contemplated hereby or thereby other than those required for the Third Closing that will have been made or obtained on or prior to such Closing.

         SECTION 4.3 PRIVATE PLACEMENT.

                  (a) The Purchaser understands that (i) the offering and sale of the Securities by the Company to the Purchaser is intended to be exempt from registration under the Securities Act pursuant to section 4(2) thereof, and (ii) there is no existing public or other market for the Securities.

                  (b) The Securities to be acquired by the Purchaser pursuant to this Agreement are being acquired for its own account and without a view to making a distribution thereof in violation of the Securities Act, without prejudice, however, to its right to sell or otherwise dispose of all or any part of such Securities in compliance with the provisions of the Securities Act and applicable state securities or "BLUE SKY" laws.

                  (c) The Purchaser has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the Securities and the Purchaser is capable of bearing the economic risks of such investment, including a complete loss of its investment in the Securities.

                  (d) The Purchaser is an "ACCREDITED INVESTOR," as such term is defined in Regulation D under the Securities Act.

                  (e) The Purchaser acknowledges that the Company and, for purposes of the opinion to be delivered to the Purchaser pursuant to Section 7.2(k) hereof, Baker, Donelson, Bearman & Caldwell will rely on the accuracy and truth of its representations in this Section 4.3, and the Purchaser hereby consents to such reliance.

                  (f) The Purchaser has had the opportunity to ask questions of, and receive answers from, representatives of the Company concerning the Company and the terms and conditions of this transaction, as well as to obtain any information requested by the Purchaser. Any questions raised by the Purchaser concerning the transaction have been answered to the satisfaction of the Purchaser. The Purchaser's decision to enter into the transactions contemplated hereby is based in part on the answers to such questions as the Purchaser has raised concerning the transaction and on the Purchaser's own evaluation of the risks and merits of the purchase and the Company's proposed business activities.

         SECTION 4.4 BROKERS. The Purchaser and its agents and representatives have incurred no obligation or liability, contingent or otherwise, for brokerage or finders' fees, agents' commissions, investment banking fees, or other similar payment in connection with this Agreement.

                                   ARTICLE 5

                            COVENANTS OF THE COMPANY

         SECTION 5.1 OPERATION OF BUSINESS.

                  (a) Except as contemplated hereby or as consented to in writing by the Purchaser, the Company shall, and shall cause each of the Subsidiaries to: (i) in all material respects carry on their respective businesses in, and not enter into any material transaction other than in accordance with, the regular and ordinary course (including related Internet ventures), (ii) use their commercially reasonable efforts to preserve intact their business organizations, (iii) keep available the services of their officers and employees, and (iv) preserve their relationships with customers, suppliers and others having material business dealings with them, and (v) maintain, in all material respects, its assets and properties and keep its books in accordance with present practices in a condition suitable for its current use.

                  (b) Except as provided for herein, or contemplated hereby, and except as consented to or approved by the Purchaser, the Company shall not, and shall not permit any of the Subsidiaries to, take any action that would reasonably be expected to cause any of the representations and warranties made by the Company in this Agreement not to remain true and correct as if made at and as of each Closing Date.

                  (c) The Company shall use its reasonable best efforts to enter into employment agreements (with incentive compensation plans) with the key employees who are of vice president level or above identified to the Company from time to time by the Purchaser.

         SECTION 5.2 NEGATIVE COVENANTS. Without limiting the generality of
Section 5.1, and, except as otherwise expressly permitted or required by this Agreement or set forth in Schedule 5.2, between the date hereof and the Third Closing Date, the Company shall not, and shall not permit any of its Subsidiaries to, without the prior written consent of the Purchaser:

                  (a) (i) declare, set aside or pay any dividends on (whether in cash, shares of capital stock of the Company, or other property), or make any other actual, constructive or deemed distributions in respect of, any of its capital stock, or otherwise make any payments to shareholders of the Company in their capacity as such, except Series B Preferred Stock and dividends payable to the Company declared by any of the Company's Subsidiaries, (ii) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or (iii) purchase, redeem or otherwise acquire any shares of capital stock of the Company or any of its Subsidiaries or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities or set apart money or other property for any mandatory purchase or analogous fund for the redemption, purchase or acquisition of any shares of capital stock of the Company (other than shares of Series B Preferred Stock that are redeemed according to their terms);

                  (b) authorize, issue, deliver, sell, pledge, dispose of or otherwise encumber any shares of its capital stock or other voting securities or equity equivalent or any securities convertible into or exchangeable or exercisable for, or any rights, warrants or options to acquire, any such shares or voting securities or convertible securities or equity equivalent or any phantom stock or stock appreciation rights or enter into any agreement or contract with respect to the sale or issuance of any of such securities; other than (i) any issuance of Common Stock upon exercise of the Employee Options or Previously Issued Warrants, (ii) the grant or issuance of stock options pursuant to employee stock option plans (provided such grants or issuances shall not exceed an aggregate amount of 7.5 million underlying shares and the issuance of Common Stock upon exercise thereof and (iii) the issuance of shares of Common Stock to employees under the Company's employee stock purchase plan in effect as of the date hereof;

                  (c) amend its Charter or Bylaws, the Certificate of Designation or the Rights Agreement or equivalent governing documents;

                  (d) acquire or agree to acquire by merging with, or by purchasing a material amount of assets of or equity in, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire or agree to acquire any assets other than (i) inventory in the ordinary course of business or assets having a purchase price not in excess of $100,000 individually or $500,000 in the aggregate;

                  (e) sell, lease or otherwise transfer or dispose of or agree to sell, lease or otherwise transfer or dispose of, any of its assets, including, without limitation, to any Affiliate of the Company, other than sales of inventory in the ordinary course of business, or which involve assets having a current value not in excess of $100,000 individually or $500,000 in the aggregate or allow any properties or assets (including, without limitation, Intellectual Property) to become subject to any Lien other than a Permitted Lien;

                  (f) incur any indebtedness for borrowed money in excess of $200,000 in any calendar year or guarantee any such indebtedness or issue or sell any debt securities or guarantee any debt securities of others, or make any loans, advances or capital contributions to, or investments, in each case in excess of $200,000 in the aggregate in any calendar year in, any other person, including, without limitation, any Affiliate of the Company, enter into any "KEEP-WELL" or other agreement to maintain any financial state and condition of another person or enter into any arrangement having the economic effect of any of the foregoing;

                  (g) except for actions that may result in severance obligations on the part of the Company of up to 10 weeks base pay, grant any severance or termination pay not currently required to be paid under existing severance plans or enter into or adopt, or materially amend any existing, severance plan, agreement or arrangement, or enter into or materially amend any employee benefit plan except as required by Applicable Law, or enter into, materially amend or terminate any employment or consulting agreement, except, in each case as required by Applicable Law;

                  (h) enter into any contract or commitment with respect to capital expenditures other than expenditures within a capital budget approved by the Purchaser for a calendar year or capital expenditures not in excess of $250,000 in the aggregate in any calendar year;

                  (i) except to the extent required under existing employee and director benefit plans, agreements or arrangements as in effect on the date of this Agreement or as required under Applicable Law, make a material amendment or modification of the compensation, bonus or fringe benefits of any of its directors, officers or employees of the Company or any of its Subsidiaries;

                  (j) agree to the settlement of any material claim or litigation;

                  (k) make or rescind any material tax election or settle or compromise any material tax liability;

                  (l) except as required by Applicable Law or GAAP, make any change in its method of accounting or accounting policies;

                  (m) except as set forth on the Schedules hereto, accelerate the payment, right to payment or vesting of any bonus, severance, profit sharing, retirement, deferred compensation, stock option, insurance or other compensation or benefits;

                  (n) pay, discharge or satisfy any material claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction of any such claims, liabilities or obligations in the ordinary course of business and consistent with past practice;

                  (o) enter into any agreement, understanding or commitment that significantly restrains, limits or impedes in any material respect the Company's or any Subsidiary's ability to compete with or conduct any business or line of business, including, but not limited to, geographic limitations on the Company's or any Subsidiary's activities;

                  (p) materially modify, amend or terminate any Commitment or waive any of its rights or claims thereunder or enter into any contract, agreement, commitment or arrangement that, if in existence on the date hereof, would be a Commitment;

                  (q) except as permitted under Section 5.2 (g) and (u), establish, adopt, enter into, amend or terminate any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any directors, officers or employees, except, in the case of collective bargaining, pension or retirement arrangements, or trusts, as required by Applicable Law;

                  (r) except as set forth on the Schedules hereto, execute any new lease or sublease for real property requiring payments in excess of $100,000 in any calendar year, or enter into material modification or amendment (other than a cancellation or termination which does not cause the Company or any Subsidiary to incur fees or other liabilities as a result of such cancellation or termination) of any lease or sublease for real property;

                  (s) except as set forth on the Schedules hereto, close any office or other premises of the Company or any of its Subsidiaries;

                  (t) adopt or enter into a plan of complete or partial liquidation, dissolution, winding up, merger, consolidation, restructuring, recapitalization or other reorganization of the Company or any of its Subsidiaries, other than liquidations, dissolutions, mergers, consolidations, restructurings, recapitalizations, or other reorganizations involving only wholly owned Subsidiaries of the Company and no other person;

                  (u) plan, announce, implement or effect any reduction in force, lay-off, early retirement program, severance program or other program or effort concerning the termination of employment of employees of the Company or its Subsidiaries representing 15% or more of the Company's employees as of the date of this Agreement;

                  (v) fail to maintain its Intellectual Property as currently maintained, or allow any material Intellectual Property to expire or to become abandoned, canceled or otherwise terminated;

                  (w) except as contemplated by this Agreement, commence or terminate the employment of, or materially amend the employment terms of, or change the responsibilities or duties of, the Chairman, Chief Executive Officer, President, Chief Operating Officer, Chief Financial Officer or any other executive officer of the Company;

                  (x) other than in the ordinary course of business, transfer, license, sell or otherwise dispose of any material Intellectual Property or Software;

                  (y) enter into any agreement, arrangement or transaction with or for the benefit of any person who is an Affiliate of the Company;

                  (z) in any way change the preferences, rights or powers with respect to the Series B Preferred Stock, so as to affect the Series B Preferred Stock adversely;

                  (aa) create any Subsidiary;

                  (bb) cause or permit the number of directors of the Company to be greater than seven;

                  (cc) take any action including, without limitation, the adoption of any shareholder rights plan or amendments to its Charter, Bylaws or other governing documents, which would, directly or indirectly, restrict or impair the ability of the Purchaser to vote, or otherwise to exercise the rights and receive the benefits of a stockholder with respect to, securities of the Company that may be acquired or controlled by the Purchaser;

                  (dd) agree to any restriction on the Company's ability to satisfy its obligations under the Certificate of Designation to holders of Series B Preferred Stock or the Company's ability to honor the exercise of any rights of the holders of the Series B Preferred Stock;

                  (ee) increase the number of authorized shares of Series B Preferred Stock or issue or authorize the issuance of, any shares of Series B Preferred Stock; or

                  (ff) agree, in writing or otherwise, to take any of the foregoing actions.

         SECTION 5.3 ACCESS TO BOOKS AND RECORDS. Upon reasonable notice, the Company shall afford, and shall cause each of the Subsidiaries to afford, to the Purchaser and its Affiliates and their respective accountants, counsel and representatives full access to all the Company's and the Subsidiaries' properties, books, contracts, commitments, records (including, but not limited to, tax returns), employees, customers, suppliers and accountants and, shall furnish promptly to the Purchaser (a) a copy of each report, schedule and other document filed or received by the Company or any of the Subsidiaries pursuant to the requirements of federal or state securities laws, and (b) such other information concerning the Company's and the Subsidiaries' business, properties and personnel as the Purchaser may reasonably request, provided that no investigation or receipt of information pursuant to this Section 5.3 shall affect any representation or warranty of the Company or the conditions to the obligations of the Purchaser.

         SECTION 5.4 AGREEMENT TO TAKE NECESSARY AND DESIRABLE ACTIONS. The Company shall execute and deliver the Documents and such other documents, certificates, agreements and other writings and take such other actions as may be necessary, desirable or reasonably requested by the Purchaser in order to consummate or implement as expeditiously as practicable the transactions contemplated hereby.

         SECTION 5.5 COMPLIANCE WITH CONDITIONS; COMMERCIALLY REASONABLY EFFORTS. The Company shall use its commercially reasonable efforts to cause all of the obligations imposed upon it in this Agreement to be duly complied with and to cause all conditions precedent to the obligations of the Company and the Purchaser to be satisfied. Upon the terms and subject to the conditions of this Agreement, the Company shall use its commercially reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable consistent with Applicable Law to consummate and make effective in the most expeditious manner practicable the transactions contemplated hereby.

         SECTION 5.6 CONSENTS AND APPROVALS. The Company shall (a) use its commercially reasonable efforts to obtain all necessary consents, waivers, authorizations and approvals of all Governmental Authorities and of all other persons, firms or corporations required in connection with the execution, delivery and performance by them of this Agreement, any other Document or any of the transactions contemplated hereby or thereby, and (b) diligently assist and cooperate with the Purchaser in preparing and filing all documents required to be submitted by the Purchaser to any Governmental Authority in connection with such transactions and in obtaining any governmental consents, waivers, authorizations or approvals which may be required to be obtained by the Purchaser in connection with such transactions (which assistance and cooperation shall include, without limitation, timely furnishing to the Purchaser all information concerning the Company and its Subsidiaries that counsel to the Purchaser determines is required to be included in such documents or would be helpful in obtaining any such required consent, waiver, authorization or approval).

         SECTION 5.7 STOCKHOLDER APPROVAL. Notwithstanding receipt of the Nasdaq Exception, the Company shall (a) as soon as practicable, but not later than 30 days after the date hereof, prepare and file a proxy statement with the Commission with respect to the holding of a stockholders' meeting (the "STOCKHOLDER MEETING") for the purpose of obtaining stockholder approval ("STOCKHOLDER APPROVAL") of, among other things, (i) the issuance of the Series B

Preferred Stock to the extent required by Applicable Law and NASD rules and regulations, (ii) the Charter Amendment, and (iii) more generally, if requested by the Purchaser, the approval and/or ratification of this Agreement, the other Documents and the transactions contemplated hereby and thereby, (b) promptly call and give notice of such meeting following the Commission's clearance of such proxy statement and (c) on or before the forty-fifth (45th) day following the Commission's clearance of such proxy statement, convene and hold the Stockholder Meeting. The Company shall use its best efforts to obtain such Stockholder Approval, including, but not limited to, responding promptly to the Commission's comments in order to obtain clearance of such proxy statement. The Company shall, through its Board of Directors, recommend to its stockholders that Stockholder Approval be given, and the Company shall use its best efforts to cause each member of the Company's Board of Directors and all other stockholders to vote their shares of Common Stock to approve the items set forth in clause (a) of this Section 5.7; provided, however, that the Board of Directors may take such actions as are consistent with Section 5.11. The Company shall otherwise use its best efforts to obtain the requisite vote of its stockholders to obtain the Stockholder Approval. The Company shall afford the Purchaser and its counsel an opportunity to review and comment upon any description of the Purchaser or its Affiliates, this Agreement, the other Documents or the transactions contemplated hereby and thereby set forth in such proxy statement (including all drafts or amendments thereto). The Purchaser shall provide the Company with all necessary information reasonably requested with respect to itself and its Affiliates solely for inclusion by the Company in such proxy statement. The Company shall notify the Purchaser promptly of the receipt of any comments from the Commission or its staff and of any request by the Commission or its staff for amendments or supplements to such proxy statement or for additional information and will supply the Purchaser with copies of all correspondence between the Company or any of its representatives, on the one hand, and the Commission or its staff, on the other hand, with respect to such proxy statement. If at any time prior to the Stockholder Meeting there shall occur any event that would be required, under the Exchange Act and the rules and regulations thereunder, to be set forth in an amendment or supplement to such proxy statement, the Company will promptly prepare and mail to its stockholders such an amendment or supplement.

         SECTION 5.8 TAX TREATMENT OF PREFERRED STOCK. The Company covenants and agrees not to take any action inconsistent with the Series B Preferred Stock being considered capital stock for U.S. Federal income tax purposes.

         SECTION 5.9 OTHER ACTIVITIES OF PURCHASER. Nothing contained in this Agreement or any other agreement of the Company shall be deemed to prohibit the Purchaser or any of its Affiliates from forming or investing in other entities engaged in activities similar to, or competitive with, those of the Company, or from competing with the Company or any of its Subsidiaries.

         SECTION 5.10 HSR ACT FILINGS.

                  (a) The Company shall file all reports and documents as may be necessary to comply with the HSR Act. The Company shall cooperate with and assist the Purchaser and take such action as may be reasonably required and as permitted under law in connection with such filings (including cooperating with additional requests for information, documents and interviews of officers and personnel by either of the antitrust enforcement agencies).

                  (b) The Company shall use commercially reasonable efforts to resolve such objections, if any, as may be asserted under any antitrust law with respect to the transactions contemplated by this Agreement. If any administrative, judicial or legislative action or proceeding is instituted (or threatened to be instituted) challenging any transaction contemplated by this Agreement as violative of any antitrust law, the Company shall cooperate with and assist the Purchaser to contest and resist any such action or proceeding, and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order (whether temporary, preliminary or permanent) that is in effect and that restricts, prevents or prohibits consummation of the transactions as contemplated by this Agreement, including, without limitation, by pursuing all reasonable avenues of administrative and judicial appeal.

         SECTION 5.11 NO SOLICITATION.

                  (a) From the date hereof until the Third Closing Date, the Company and its Subsidiaries shall not, and shall cause their respective Affiliates and each of their respective officers, directors, employees, auditors, agents, representatives, consultants, advisors, investment bankers, attorneys, accountants and other agents (collectively, "REPRESENTATIVES") not to, directly or indirectly, without the consent of Purchaser (i) initiate, solicit or entertain offers from, negotiate with or in any manner knowingly encourage, discuss, accept, or consider any proposal of any other person relating to (w) the acquisition of capital stock of the Company or any of its Subsidiaries, securities convertible into or exchangeable for shares of capital stock of the Company or any of its Subsidiaries, (x) the acquisition of the Company's or any of its Subsidiaries' assets or business, in whole or in part, whether directly or indirectly, through purchase, merger, consolidation, business combination, recapitalization, liquidation, dissolution or otherwise,
(y) the incurrence of indebtedness for borrowed money by the Company or any of its Subsidiaries, or (z) any other transaction the consummation of which could reasonably be expected to impede, interfere with, prevent, delay or dilute the benefits to the Purchaser of the transactions contemplated hereby, including, without limitation, by taking any action that would make Section 203 of the DGCL or the Rights Agreement inapplicable to an Alternative Transaction (other than the transactions contemplated by this Agreement, sales of inventory in the ordinary course and shares issued upon the exercise of existing stock options) (any of the foregoing being an "ALTERNATIVE TRANSACTION"), (ii) initiate, participate or engage in, or agree to initiate, participate or engage in, negotiations or discussions concerning, or provide to any person or entity any information or data relating to the Company or any Subsidiary, or otherwise cooperate with or assist or participate in facilitating or encouraging, any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to an Alternative Transaction, (iii) in connection with any Alternative Transaction, require the Company to abandon, terminate or fail to consummate the transactions contemplated by this Agreement or the other Documents, (iv) grant any waiver or release under or amend any standstill, confidentiality or similar agreement entered into by the Company or any of its Affiliates or representatives; (v) agree to, approve or recommend any Alternative Transaction, or (vi) take any other action inconsistent with the obligations and commitments of the Company pursuant to this Section 5.11; provided, however, that nothing contained herein shall limit the ability of the Company to comply with Rule 14d-9 and Rule 14e-2 promulgated under the Exchange Act; and provided further that if, in respect of an offer, proposal or inquiry relating to a possible Alternative Transaction from a third party or entity made after the date hereof which has not been solicited or encouraged in violation of clause (i) or (ii) above, the Board of Directors of the Company determines in good faith, after consultation with counsel, that its fiduciary duties so require, the Company and its Representatives may participate or engage in discussions or negotiations with such third party or entity concerning such Alternative Transaction, or provide such third party with information or data relating to the Company or any Subsidiary, in each case for purposes of fulfilling each director's fiduciary duties to the Company's stockholders and complying with its disclosure obligations to its stockholders in connection with the Stockholders' Meeting. The Company shall immediately cease and cause to be terminated any existing activities, discussions or negotiations by the Company, its Affiliates or their respective Representatives with any person conducted heretofore with respect to any of the foregoing, except for the transaction contemplated in Section 3.35(ii). Without limiting the foregoing, it is agreed that any violation of the restrictions set forth in this Section 5.11 by any Representative of the Company or any of its Affiliates, whether or not such person is purporting to act on behalf of the Company or any of its Affiliates, shall constitute a breach of this Section 5.11 by the Company.

                  (b) From the date hereof until the Third Closing Date, neither the Board of Directors of the Company nor any committee thereof shall (i) withdraw or modify the approval or recommendation by such Board of Directors or such committee of this Agreement, the other Documents or any of the transactions contemplated hereby or thereby, (ii) approve or recommend any Alternative Transaction or (iii) cause or permit the Company or any Affiliate to enter into any letter of intent, agreement in principle or other arrangement or agreement with respect to an Alternative Transaction.

                  (c) In addition to the obligations of the Company set forth in paragraphs (a) and (b) of this Section 5.11, the Company shall promptly (but in any event within 24 hours of receipt or occurrence thereof), (i) advise the Purchaser orally and in writing of any request for information with respect to, or any inquiry or proposal regarding any Alternative Transaction, (ii) advise the Purchaser of the terms and conditions of such request or inquiry, and (iii) provide to the Purchaser copies of any written documentation material to understanding or evaluating such request, Alternative Transaction or inquiry (the "ALTERNATIVE TRANSACTION DOCUMENTATION") which is received by the Company from the person (or from any Representatives of such person) making such Alternative Transaction, inquiry or proposal and the identity of the person making any such request, Alternative Transaction or such inquiry or proposal. The Company shall (x) keep the Purchaser fully informed of the status and material details (including amendments or proposed amendments) of any such request or Alternative Transaction, (y) keep the Purchaser fully informed as to the material details of any information requested, and (z) provide to the Purchaser within one day of receipt thereof all copies of any additional Alternative Transaction Documentation received by the Company from the person (or from any Representatives of such person) making such Alternative Transaction, inquiry or proposal. The Company shall promptly provide to the Purchaser any information concerning the Company provided to any other person in connection with any Alternative Transaction which was not previously provided to the Purchaser.

                  (d) The Company shall immediately request each person which has heretofore executed a confidentiality agreement in connection with its consideration of acquiring the Company or any portion thereof to return or destroy all confidential information heretofore furnished to such person by or on behalf of the Company and the Company shall use its commercially reasonable efforts to have such information returned.

         SECTION 5.12 USE OF PROCEEDS. The Company shall use the proceeds from the sale of Securities hereunder for the further development of the Company's existing technology for commercial use, expansion of marketing and selling efforts, hiring of additional members of management and for working capital and other corporate purposes, and such proceeds shall not be used to repay indebtedness or make payments to stockholders or affiliates of the Company, except for ordinary course trade payables and certain severance obligations set forth on Schedule 5.12 hereto.

         SECTION 5.13 REDUCTION OF CAPITAL. In the event that at any time the Company has insufficient "SURPLUS" and "NET PROFITS" required under Section 170 of the DGCL to declare dividends on the shares of Series B Preferred Stock in accordance with the terms of the Certificate of Designation, the Company shall reduce its capital by transferring a portion of the capital to surplus to the maximum extent permitted under Section 244 of the DGCL.

         SECTION 5.14 AMENDMENT OF BYLAWS. Prior to the Third Closing Date, the Company shall amend its Bylaws, in a manner reasonably satisfactory to the Purchaser, to reflect the corporate governance provided for herein, including matters concerning nominees.

         SECTION 5.15 TRANSFER AGENT; CUSIP. Prior to the effective date of any registration statement covering the Common Stock underlying the Securities, the Company shall provide its transfer agent with written instructions in form and substance reasonably satisfactory to the Purchaser or a majority of the Holders regarding the conversion of the Promissory Notes and Preferred Stock.

         SECTION 5.16 NOTIFICATION OF CERTAIN MATTERS. The Company shall promptly notify the Purchaser of the occurrence or non-occurrence of any fact or event which has caused or could reasonably likely cause (x) any representation or warranty made by it in this Agreement or the other Documents to be untrue or inaccurate in any material respect at any time or (y) any covenant, condition or agreement under this Agreement or the other Documents not to be complied with or satisfied by it in any material respect; provided, however, that no such notification shall modify the representations or warranties of any party or the conditions to the obligations of any party hereunder. The Company shall promptly notify the Purchaser of any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement or the other Documents.

         SECTION 5.17 SECURITY INTERESTS AND GUARANTIES BY SUBSIDIARIES. The Company shall cause each of its Domestic Subsidiaries to (a) become a party to a Guarantor Security Agreement in substantially the form attached hereto as Exhibit F, and thereby grant a lien in favor of the Purchaser in all of such Subsidiary's assets in accordance with the terms of the Guarantor Security Agreement; and (b) become a party to a Guaranty in substantially the form attached hereto as Exhibit P, and thereby guarantee the obligations of the Company under the Note in accordance with the terms and conditions contained in the Guaranty.

         SECTION 5.18 PLEDGE AGREEMENT. The Company shall pledge to the Purchaser, as security for the full payment and performance of the obligations of the Company under the Note, all the capital stock held by the Company in its Domestic Subsidiaries and two-thirds (2/3) of the capital stock held by the Company in its Foreign Subsidiaries. The pledge of stock described in this Section 5.18 shall be made promptly after an entity becomes a Subsidiary, and shall be made pursuant to a Pledge Agreement in substantially the form attached hereto as Exhibit E.

         SECTION 5.19 LISTING. The Company shall obtain as soon as possible and promptly deliver to Purchaser written evidence from Nasdaq of the Nasdaq Exception. The Company shall promptly secure the listing of all Registrable Securities (as defined in the Registration Rights Agreement) upon each national securities exchange and automated quotation system, if any, upon which shares of Common Stock are then listed (subject to official notice of issuance) and shall maintain, so long as any other shares of Common Stock shall be so listed, such listing of all Registrable Securities from time to time issuable under the terms of the Documents and the Certificate of Designation. The Company shall use reasonable best efforts to maintain the Common Stock's authorization for quotation on Nasdaq. Neither the Company nor any Subsidiary shall take any action which would be reasonably expected to result in the delisting or suspension of the Common Stock from Nasdaq other than pursuant to this Agreement. The Company shall promptly, and in no event later than the following Business Day, offer to provide to Purchaser copies of any notices it receives from Nasdaq regarding the continued eligibility of the Common Stock for listing on such automated quotation system. The Company shall pay all such fees and expenses in connection with satisfying its obligations under this Section 5.19.

                                   ARTICLE 6

                           COVENANTS OF THE PURCHASER

         SECTION 6.1 AGREEMENT TO TAKE NECESSARY AND DESIRABLE ACTIONS. The Purchaser agrees to execute and deliver each of the Documents and such other documents, certificates, agreements and other writings and to take such other actions as may be necessary, desirable or reasonably requested by the Company in order to consummate or implement as expeditiously as practicable the transactions contemplated hereby.

         SECTION 6.2 COMPLIANCE WITH CONDITIONS; COMMERCIALLY REASONABLE EFFORTS. The Purchaser will use its commercially reasonable efforts to cause all of the obligations imposed upon it in this Agreement to be duly complied with, and to cause all conditions precedent to the obligations of the Company to be satisfied. Upon the terms and subject to the conditions of this Agreement, the Purchaser shall use its commercially reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable consistent with Applicable Law to consummate and make effective in the most expeditious manner practicable the transactions contemplated hereby.

         SECTION 6.3 HSR ACT FILINGS.

                  (a) The Purchaser shall file all reports and documents as may be necessary to comply with the HSR Act. The Purchaser shall cooperate with and assist the Company and take such action as may be reasonably required and as permitted under law in connection with such filings (including cooperating with additional requests for information, documents and interviews of officers and personnel by either of the antitrust enforcement agencies).

                  (b) The Purchaser shall use commercially reasonable efforts to resolve such objections, if any, as may be asserted under any antitrust law with respect to the transactions contemplated by this Agreement. If any administrative, judicial or legislative action or proceeding is instituted (or threatened to be instituted) challenging any transaction contemplated by this Agreement as violative of any antitrust law, the Purchaser shall cooperate with and assist the Company to contest and resist any such action or proceeding, and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order (whether temporary, preliminary or permanent) that is in effect and that restricts, prevents or prohibits consummation of the transactions as contemplated by this Agreement, including, without limitation, by pursuing all reasonable avenues of administrative and judicial appeal.

         SECTION 6.4 CONFIDENTIAL INFORMATION. The Purchaser acknowledges that the information being provided under Section 5.3 may be material non-public information and hereby covenants and agrees to keep, and to cause its Affiliates and representatives to keep, confidential any information identified in a writing delivered to the Purchaser by the Company as confidential, unless (a) such information becomes generally available to the public (other than as a result of a breach of this provision by the Purchaser), (b) such information was available to the Purchaser on a non-confidential basis from a source (other than the Company or its representatives) that, to the Purchaser's knowledge, is not and was not prohibited from disclosing such information to the Purchaser by a contractual, legal or fiduciary obligation or (c) the Purchaser is required by law to disclose such information; provided, that in an event specified in clause
(c), the Purchaser shall provide the Company with prompt prior written notice of such required disclosure and the Purchaser shall disclose only that portion of the confidential information that the Purchaser is advised by counsel is legally required. The Purchaser agrees that it will comply with all U.S. securities laws applicable to the receipt of material non-public information and restrictions on trading in securities when in possession of such information. The Purchaser agrees not to use any confidential information in violation of any law.

         SECTION 6.5 NOTIFICATION OF CERTAIN MATTERS. From the date hereof through the Second Closing Date, the Purchaser shall promptly notify the Company of the occurrence or non-occurrence of any fact or event of which the Company is aware which has caused or could reasonably likely cause (x) any representation or warranty made by it in this Agreement or the other Documents to be untrue or inaccurate in any material respect at any time or (y) any covenant, condition or agreement under this Agreement or the other Documents not to be complied with or satisfied by it in any material respect; provided, however, that no such notification shall modify the representations or warranties of any party or the conditions to the obligations of any party hereunder. The Purchaser shall promptly notify the Company of any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement or the other Documents.

         SECTION 6.6 PROHIBITION ON SHORT SELLING. The Purchaser and each of its Affiliates agree not to sell short the Common Stock at any time that the Securities issued under this Agreement remain outstanding.

                                   ARTICLE 7

                      CONDITIONS PRECEDENT TO EACH CLOSING

         SECTION 7.1 CONDITIONS TO THE COMPANY'S OBLIGATIONS. The obligations of the Company hereunder required to be performed on each Closing Date with respect to the Purchaser shall be subject, at its election, to the satisfaction or waiver (which waiver, if so requested by the Purchaser, shall be made in writing), at or prior to the Closing occurring on such Closing Date, of the following conditions:

                  (a) The representations and warranties of the Purchaser contained in this Agreement shall be true and correct in all material respects on and as of such Closing Date.

                  (b) The Purchaser shall have performed in all material respects all obligations and agreements, and complied in all material respects with all covenants, contained in this Agreement, to be performed and complied with by the Purchaser at or prior to such Closing Date.

                  (c) All material approvals and clearances of Governmental Authorities and all third-party consents necessary for the consummation of the transactions contemplated by the Documents to occur on such Closing Date shall have been obtained and shall be in full force and effect, the consummation of such transactions does not and will not contravene any Applicable Law, except to the extent any contravention or contraventions, individually or in the aggregate, could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  (d) The Purchaser shall have delivered to the Company a certificate, executed by the Purchaser or on its behalf by a duly authorized representative, dated as of such Closing Date, certifying that each of the conditions specified in this Section 7.1 has been satisfied with respect to the Purchaser.

                  (e) All documents, instruments, agreements and arrangements relating to the transactions contemplated by the Documents shall be reasonably satisfactory to the Company, shall have been executed and delivered by the parties thereto and no party to any of the foregoing (other than the Company) shall have breached any of its material obligations thereunder.

         SECTION 7.2 CONDITIONS TO THE PURCHASER'S OBLIGATIONS. The obligations of the Purchaser and each Holder hereunder required to be performed at each Closing shall be subject, at each of their elections, to the satisfaction or waiver (which waiver, if so requested by the Company, shall be made in writing), at or prior to such Closing, of the following conditions:

                  (a) The representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects when made and on and as it made to the Purchaser or any Holder as of such Closing Date.

                  (b) The Company shall have performed in all material respects all obligations and agreements, and complied in all material respects with all covenants, contained in this

Agreement and the other Documents, to be performed and complied with by it at or prior to such Closing Date, and there shall exist no Event of Default.

                  (c) With respect to the Third Closing, the Company shall have obtained the Stockholder Approval required by Section 5.7 and the Charter Amendment shall have been filed with the Secretary of State of Delaware.

                  (d) The Company's Board of Directors shall consist of not more than seven directors. On the Second Closing Date and continuing on the Third Closing Date, the Company shall have appointed and duly elected a total of four of the Agreement Nominees (or such lesser number as designated by the Purchaser) to serve as members of the Company's Board of Directors.

                  (e) All Documents and all documents, instruments, agreements and arrangements relating to the transactions contemplated by the Documents shall be reasonably satisfactory to the Purchaser or exercising or converting Holder, shall have been executed and delivered by the parties thereto, be in full force and effect and no party to any of the foregoing (other than the Purchaser or any Holder) shall have breached any of its material obligations thereunder.

                  (f) (i) Since March 31, 2001, no change, occurrence or development shall have occurred, been threatened or become known to the Purchaser that could reasonably be expected to have a Material Adverse Effect,
(ii) the Purchaser shall not have become aware of any information or other matter relating to the Company (x) of which the Company (but not the Purchaser) had knowledge on or prior to the date of this Agreement, (y) that, in the Purchaser's or the Holder's reasonable judgment, is inconsistent with any information or other matter relating to the Company disclosed to the Purchaser by the Company or any of its representatives prior to the date of this Agreement, and (z) would have been viewed by the Purchaser, in its reasonable judgment, as having materially and adversely altered the total mix of information made available to the Purchaser prior to the date of this Agreement. There shall have been no material adverse development in any pending litigation that in the reasonable good faith judgment of the board of directors of the Purchaser, after consultation with legal counsel, could reasonably be likely to result in a material adverse judgment against the Company resulting in damages (after taking into account any recoveries under available insurance) in an amount in excess of $250,000.

                  (g) There shall be no litigation, proceeding or other action seeking an injunction or other restraining order, damages or other relief from a Governmental Authority pending or threatened or any order or decree issued thereunder which, in the reasonable judgment of the Purchaser, would materially adversely affect the consummation of the transactions contemplated by the Documents on the terms contemplated hereby and thereby and there shall be no litigation, proceeding or other action (including, without limitation, relating to Intellectual Property matters or the Benefit Plans) pending or threatened or any order or decree issued thereunder against the Company or its Subsidiaries which could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  (h) During the seven-calendar-day period ending on such Closing Date, (A) trading in securities generally on the New York Stock Exchange or the American Stock

Exchange or the over-the-counter market shall not have been suspended and minimum prices shall not have been established on either of such exchanges or such market by such exchange or by the Commission, and (B) a general banking moratorium shall not have been declared by Federal or New York or California authorities.

                  (i) All governmental and regulatory approvals and clearances and all third-party consents necessary for the consummation of all of the transactions contemplated by the Documents to occur on such Closing Date shall have been obtained and shall be in full force and effect (including, with respect to the Second Closing and Third Closing, receipt of the Nasdaq Exception and expiration of the TEN-DAY Notice), and the Purchaser shall be reasonably satisfied that the consummation of such transactions does not and will not contravene any Applicable Law, except to the extent any contravention or contraventions, individually or in the aggregate, could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  (j) The Company shall have delivered to the Purchaser and any Holder a certificate, executed by it or on its behalf by a duly authorized representative, dated as of such Closing Date, certifying that each of the conditions (other than any condition the fulfillment of which is subject to the reasonable satisfaction of the Purchaser) specified in this Section 7.2 has been satisfied.

                  (k) Baker, Donelson, Bearman & Caldwell, counsel to the Company, shall have delivered to the Purchaser (and at the Second Closing and Third Closing, to all Holders as of such Closing Date) an opinion, dated as of such Closing Date, addressed to the Purchaser (and at the Second Closing and Third Closing, to all Holders as of such Closing Date), substantially in the form attached as Exhibit L hereto.

                  (l) With respect to the First Closing, Banner & Witcoff, intellectual property counsel to the Company, shall have delivered to the Purchaser an opinion, dated as of such First Closing Date, addressed to the Purchaser, substantially in the form attached as Exhibit M hereto.

                  (m) The Purchaser and any Holder (as applicable) shall have received delivery of the Securities as set forth hereunder.

                  (n) The Company shall have delivered to the Purchaser and any Holder (as applicable) certificates of the appropriate public officials to the effect that each of the Company and its domestic Subsidiaries is a validly existing corporation in good standing in its jurisdiction of incorporation dated not more than ten days prior to the Closing Date.

                  (o) The Company shall have delivered to the Purchaser (and at the Second Closing and Third Closing, to all Holders as of such Closing Date) a certificate of the Secretary of the Company and of each Subsidiary (i) certifying that a true and correct copy of the Charter, Bylaws and all resolutions of the Board of Directors authorizing the execution and delivery of this Agreement and each Document to which the Company or such Subsidiary is a party and authorizing the performance by the Company or such Subsidiary of the transactions contemplated hereby and thereby is attached thereto and (ii) containing the incumbency and specimen signature of each of the executing officers of the Company or such Subsidiary.

                  (p) The Company shall have taken all necessary action so that at least two thirds of the Company's then current Board of Directors shall have approved the election of the Agreement Nominees.

                  (q) The Purchaser (and at the Second Closing and Third Closing, the Holders as of such Closing Date) shall have received such other certificates, instruments and documents in furtherance of the transactions contemplated by this Agreement or the other Documents as it or they may reasonably request.

                  (r) With respect to the Second Closing and Third Closing, the Separation Agreement shall be in full force and effect and shall not have been revoked by Mr. Phillips.

                                   ARTICLE 8

                  INFORMATION; DIRECTORS; RESERVATION OF STOCK

         SECTION 8.1 ACCESS TO INFORMATION. As long as the Purchaser, together with its Affiliates, or Permitted Transferees, beneficially owns Threshold Securities, upon the request of the Purchaser, the Company shall afford the Purchaser, its Affiliates and Permitted Transferees and their respective accountants, counsel and other representatives full access to all of the properties, books, contracts, commitments, and records (including, but not limited to, tax returns), employees, customers, suppliers and accountants of the Company and its Subsidiaries. The Purchaser will, and will cause its agents to, conduct any such investigations on reasonable advance notice, during normal business hours, with reasonable numbers of persons and in such a manner as not to interfere unreasonably with the normal operations of the Company and its Subsidiaries.

         SECTION 8.2 INFORMATION RIGHTS OF PURCHASER. As long as the Purchaser, together with its Affiliates, or Permitted Transferees, beneficially owns Threshold Securities, the Company shall furnish to the Purchaser, its Affiliates and Permitted Transferees, the following:

                  (a) MONTHLY REPORTS. As soon as available, but not later than 30 days after the end of each fiscal month (or 45 days in the case of the report for the month of April 2001), beginning with the report for the month of April 2001, a consolidated balance sheet of the Company and its Subsidiaries as of the end of such period and consolidated statements of income of the Company and its Subsidiaries for the period then ended, setting forth, in each case, in comparative form the corresponding figures for the corresponding period of the preceding fiscal year, and including comparisons to the budget or business plan and an analysis of the variances from the budget or plan, all prepared in accordance with GAAP (except for the absence of footnotes, and quarter-end and year-end adjustments).

                  (b) QUARTERLY REPORTS. As soon as available, but not later than 45 days after the end of each quarterly accounting period, (i) a consolidated balance sheet of the Company and its Subsidiaries as of the end of such period and consolidated statements of income, cash flows and changes in stockholders' equity for the quarter then ended, setting forth, in each case, in comparative form the corresponding figures for the corresponding period of the preceding fiscal year, and including comparisons to the budget or business plan and an analysis of the variances from the budget or plan, all prepared in accordance with GAAP (except for the absence of footnotes and quarter-end adjustments), and (ii) a report by management of the Company of the operating and financial highlights of the Company and its Subsidiaries for such period, which shall include (x) a comparison between operating and financial results and budget and (y) an analysis of the operations of the Company and its Subsidiaries for such period.

                  (c) ANNUAL AUDIT. As soon as available, but not later than 90 days after the end of each fiscal year of the Company, audited consolidated financial statements of the Company and its Subsidiaries, which shall include statements of income, cash flows and changes in stockholders' equity for such fiscal year and a balance sheet as of the last day thereof, each prepared in accordance with GAAP, and accompanied by the report of a "BIG 5" firm of independent certified public accountants selected by the Company's Board of Directors. The Company and its Subsidiaries shall maintain a system of accounting sufficient to enable its accountants to render the report referred to in this Section 8.2(c).

                  (d) MISCELLANEOUS. As long at the Note is outstanding, promptly upon becoming available, each of the following:

                      (i) copies of all financial statements, reports, press releases, notices, proxy statements and other documents sent by the Company or its Subsidiaries to its stockholders generally or released to the public and copies of all regular and periodic reports, if any, filed by the Company or its Subsidiaries with the Commission, any securities exchange or Nasdaq;

                      (ii) notification in writing of the existence of any default, which continues uncured for a period of more than 10 days thereafter, under any material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which any of their assets are bound;

                      (iii) upon request, copies of all reports prepared for or delivered to the management of the Company or its Subsidiaries by its accountants; and

                      (iv) upon request, any other information reasonably requested.

         SECTION 8.3 DIRECTORS. So long as the Purchaser owns 25% of the
Securities:

                  (a) At all times, the Company shall use its reasonable best efforts to cause the Company's Board of Directors to consist of seven directors.

                  (b) The Company shall ensure that the Board of Directors (and the Company's nominating committee, if any) shall recommend the inclusion of the Agreement Nominees in the slate of nominees recommended to stockholders for election as directors at each annual meeting of stockholders of the Company.

                  (c) The Board of Directors shall appoint Agreement Nominees to serve on each committee of the Board of Directors in at least the same proportions that the number of Agreement Nominees serving on the Board of Directors bears to the total number of directors then comprising the Board of Directors, provided, however, that the Company and the Purchaser shall cooperate in order to comply with any NASD rules or regulations (or the rules and regulations of any national exchange on which the Company's Common Stock is traded) relating to director independence on committees.

                  (d) If at any time a vacancy is created on the Board of Directors by reason of the incapacity, death, removal or resignation of any Agreement Nominees, then the Board of Directors shall appoint an individual designated by the Purchaser to fill such vacancy until the next meeting of stockholders.

                  (e) The Company shall provide the Agreement Nominees serving as directors notice of each meeting of the Board of Directors at the same time and in the same manner as other members of the Board of Directors.

                  (f) The Agreement Nominees serving as directors shall be entitled to compensation and indemnification rights consistent with those of other directors of the Company, including, without limitation, any rights to participate in stock option or similar plans. At all times on and after the date hereof, the Company shall be a party to and comply with indemnification agreements (in such form as is currently available to the Company's directors or such other form mutually satisfactory to the Purchaser and the Company) with each of the nominees of the Purchaser serving as directors. The Company shall at all times maintain a directors' and officers' insurance policy covering the Company's directors and officers that provides, in the aggregate, at least $10,000,000 of liability coverage and, in any event, substantially no less coverage than the policy covering the current directors of the Company as of the date of this Agreement.

                  (g) The provisions of this Section 8.3 shall be further effected pursuant to an amendment to the Company's Bylaws in a form acceptable to the Purchaser, which shall not be further amended by the Board of Directors in a manner that, individually or in the aggregate, adversely affects the Purchaser.

                  (h) If at any time the Board of Directors shall consist of more than seven Directors or the number of Agreement Nominees serving as directors of the Company (or members of committees) shall be less than the number required pursuant to this Section 8.3 and the requirement that the Company appoint such number of Agreement Nominees as directors of the Company does not violate Applicable Laws or NASD rules or regulations (or the rules or regulations of any national exchange on which the Company's Common Stock is traded), then for all purposes of the Documents, the Company shall be deemed to have failed to comply in a material respect with its agreements contained in this Agreement; provided, however, if the number of Agreement Nominees is less than the number required pursuant to this Section 8.3 solely because of the resignation, death or incapacity of a Purchaser Nominee, then the Company shall not have failed to comply with its agreements contained in this Agreement unless the Company shall have failed to cause the person designated as a replacement Purchaser Designee to be appointed to the Board.

                  (i) The Purchaser and its Affiliates shall vote the Securities and any shares of Common Stock it owns in favor of the appointment of the Agreement Nominees to the Board of Directors.

         SECTION 8.4 RESERVATION OF COMMON STOCK. Prior to the First Closing Date, the Company shall reserve and shall thereafter keep available out of its authorized but unissued Common Stock, 69,000,000 shares for issuance upon the conversion of the Series B Preferred Stock. Prior to the Third Closing Date, the Company shall reserve additional shares and shall thereafter keep available out of its authorized but unissued Common Stock, the number of shares required for issuance upon the conversion of the Series B Preferred Stock (including any additional shares which may become issuable by reason of the Tranche A Warrants or the operation of anti-dilution provisions of the Certificate of Designation and the Warrants).

                                   ARTICLE 9

                                EVENTS OF DEFAULT

         SECTION 9.1 EVENTS OF DEFAULT. Any of the following shall constitute an "EVENT OF DEFAULT":

                  (a) NON-PAYMENT. The Company shall fail to pay when due any amount of principal or interest under the Promissory Note, or any other amount payable under any Security Agreement.

                  (b) REPRESENTATION OR WARRANTY. Any representation or warranty by the Company or any Subsidiary made or deemed made herein, in the Promissory Note, in any Security Agreement or any other Document, or which is contained in any certificate, document or financial or other statement by the Company or any Subsidiary, furnished at any time pursuant to this Agreement, the Promissory Note, Security Agreement or any other Document, is incorrect in any material respect on or as of the date made or deemed made.

                  (c) SPECIFIC DEFAULTS. The Company shall fail to perform or observe any term, covenant or agreement contained in Article 5 or Article 8 of this Agreement.

                  (d) OTHER DEFAULTS. The Company or any Subsidiary shall fail to perform or observe any other term or covenant contained in this Agreement or any other Document, and such default shall continue unremedied for a period of 30 days after the earlier of (i) the date upon which a Responsible Officer had knowledge of such failure or (ii) the date upon which written notice thereof is given to the Company by the Purchaser or any Holder.

                  (e) CROSS-DEFAULT. The Company or any Subsidiary (i) fails to make any payment in respect of any indebtedness for borrowed money or Contingent Obligation, having an aggregate principal amount of more than $200,000 when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise); or (ii) fails to perform or observe any other condition or covenant, or any other event shall occur or condition exist, under any Document, or any agreement or instrument relating to any such indebtedness or Contingent Obligation, if the effect of such failure, event or condition is to cause, or to permit the holder or holders of such indebtedness or beneficiary or beneficiaries of such indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause such indebtedness to be declared to be due and payable prior to its stated maturity, or such Contingent Obligation to become payable or cash collateral in respect thereof to be demanded.

                  (f) INSOLVENCY; VOLUNTARY PROCEEDINGS. The Company or any Subsidiary (i) voluntarily ceases to conduct its business in the ordinary course; (ii) commences any Insolvency Proceeding with respect to itself; or
(iii) takes any action to effectuate or authorize any of the foregoing.

                  (g) INVOLUNTARY PROCEEDINGS. (i) Any involuntary Insolvency Proceeding is commenced or filed against the Company or any Subsidiary, or any writ, judgment, warrant of attachment, execution or similar process, is issued or levied against a substantial part of the Company's or any Subsidiary's properties, and any such proceeding or petition shall not be dismissed, or such writ, judgment, warrant of attachment, execution or similar process shall not be released, vacated or fully bonded within 60 days after commencement, filing or levy; (ii) the Company or any Subsidiary admits the material allegations of a petition against it in any Insolvency Proceeding, or an order for relief (or similar order under non-U.S. law) is ordered in any Insolvency Proceeding; or
(iii) the Company or any Subsidiary acquiesces in the appointment of a receiver, trustee, custodian, conservator, liquidator, mortgagee in possession (or agent therefor), or other similar person for itself or a substantial portion of its property or business.

                  (h) MONETARY JUDGMENTS. One or more non-interlocutory judgments, non-interlocutory orders, decrees or arbitration awards is entered against the Company or any Subsidiary involving in the aggregate a liability (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage) as to any single or related series of transactions, incidents or conditions, of $100,000 or more, and the same shall remain unvacated and unstayed pending appeal for a period of 10 days after the entry thereof.

                  (i) NON-MONETARY JUDGMENTS. Any non-monetary judgment, order or decree is entered against the Company or any Subsidiary which has or could reasonably be expected to have a Material Adverse Effect, and there shall be any period of 10 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect.

                  (j) CHANGE OF CONTROL. There occurs any Change of Control.

                  (k) ADVERSE CHANGE. There occurs a Material Adverse Effect.

                  (l) COLLATERAL.

                      (i) Any provision of any of the Security Agreements shall for any reason cease to be valid and binding on or enforceable in any material respect against the Company or any Subsidiary party thereto or (B) the Company or any Subsidiary shall state that any provision of any of the Security Agreements shall for any reason cease to be valid and binding on or enforceable against the Company or any Subsidiary party thereto in writing or bring an action to limit its obligations or liabilities thereunder; or

                      (ii) Any of the Security Agreements shall for any reason (other than pursuant to the terms thereof) cease to create a valid security interest in the collateral purported to be covered thereby or such security interest shall for any reason cease to be a perfected and first priority security interest with respect to any material item of collateral subject only to Permitted Liens.

         SECTION 9.2 REMEDIES. If any Event of Default occurs, the Purchaser may, in its sole discretion:

                  (a) Declare the unpaid principal amount of the Promissory Note, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any Guaranty or any of the Security Agreements to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Company; and

                  (b) Exercise all rights and remedies available to it under the Security Agreements or applicable law.

                                   ARTICLE 10

                                  MISCELLANEOUS

         SECTION 10.1 SURVIVAL; INDEMNIFICATION.

                  (a) All representations, warranties, covenants and agreements (except covenants and agreements which are expressly required to be performed and are performed in full on or before a Closing Date) contained in this Agreement shall be deemed made at each Closing as if made at such time and shall survive such Closing for two years, except that (i) with respect to claims asserted pursuant to this Section 10.1 before the expiration of the applicable representation or warranty, such claims shall survive until the date they are finally liquidated or otherwise resolved, (ii) Sections 3.10, 3.15 and 3.16 shall survive until the end of the applicable statute of limitations (as waived, tolled or amended), and (iii) Section 3.2 and this Section 10.1 shall survive indefinitely. All statements as to factual matters contained in any certificate, document or other instrument executed and delivered by the parties pursuant hereto shall be deemed to be representations, warranties and covenants by such party hereunder. No claim may be commenced under this Section 10.1 (or otherwise) following expiration of the applicable period of survival, and upon such expiration the Indemnifying Party shall be released from all liability with respect to claims under each such section not theretofore made by the Indemnified Party. A claim shall be made or commenced hereunder by the Indemnified Party delivering to the Indemnifying Party a written notice specifying in reasonable detail the nature of the claim, the amount claimed (if known or reasonably estimable), and the factual basis for the claim.

                  (b) (i) The Company agrees to indemnify and hold harmless the Purchaser, its Affiliates, and their respective officers, directors, employees and duly authorized agents and each of their affiliates and each other person controlling the Purchaser or any of their Affiliates within the meaning of either section 15 of the Securities Act or section 20 of the Exchange Act and any partner, member or stockholder of any of them from and against all losses, claims, damages or liabilities resulting from any claim, lawsuit or other proceeding by any person to which any party indemnified under this clause may become subject which is related to or arises out of (A) the transactions contemplated by this Agreement and the other Documents, whether or not consummated, (B) any breach of, or failure to perform any of the representations, warranties, covenants or agreements made in any of the Documents by the Company or (C) any action or omission of the Company or any of its Subsidiaries in connection with the transactions contemplated hereby or by the other Documents, and will reimburse the Purchaser and any other party indemnified under this clause for all reasonable out-of-pocket expenses (including, without limitation, reasonable counsel fees and disbursements) incurred by the Purchaser or any such other party indemnified under this clause and further agrees that the indemnification and reimbursements commitments herein shall apply whether or not the Purchaser or any such other party indemnified under this clause is a formal party to any such lawsuits, claims or other proceedings. The foregoing provisions are expressly intended to cover, without limitation, reimbursement of legal and other expenses incurred in a deposition or other discovery proceeding.

                      (ii) Notwithstanding the foregoing clause (i), the Company shall not be liable to any party otherwise entitled to indemnification pursuant thereto: (A) in respect of any loss, claim, damage, liability or expense to the extent the same is determined, in final judgment by a court having jurisdiction, to have resulted from the gross negligence or willful misconduct of such party or (B) for any settlement effected by such party without the written consent of the Company, which consent shall not be unreasonably withheld.

                  (c) If a person entitled to indemnity hereunder (an "INDEMNIFIED PARTY") asserts that any party hereto (the "INDEMNIFYING PARTY") has become obligated to the Indemnified Party pursuant to Section 10.1(b), or if any suit, action, investigation, claim or proceeding is begun, made or instituted as a result of which the Indemnifying Party may become obligated to the Indemnified Party hereunder, the Indemnified Party agrees to notify the Indemnifying Party promptly and to cooperate with the Indemnifying Party, at the Indemnifying Party's expense, to the extent reasonably necessary for the resolution of such claim or in the defense of such suit, action or proceeding, including making available any information, documents and things in the possession of the Indemnified Party which are reasonably necessary therefor.

         Notwithstanding the foregoing notice requirement, the right to indemnification hereunder shall not be affected by any failure to give, or delay in giving, notice unless, and only to the extent that, the rights and remedies of the Indemnifying Party shall have been prejudiced as a result of such failure or delay.

                  (d) In fulfilling its obligations under this Section 10.1, after providing each Indemnified Party with a written acknowledgment of any liability under this Section 10.1 as between such Indemnified Party and the Indemnifying Party, the Indemnifying Party shall have the right to investigate, defend, settle or otherwise handle, with the aforesaid cooperation, any claim, suit, action or proceeding brought by a third party in such manner as the Indemnifying Party may in its sole discretion deem appropriate; provided, however, that (i) counsel retained by the Indemnifying Party is reasonably satisfactory to the Indemnified Party and (ii) the Indemnifying Party shall not, except with the consent of the Indemnified Party, enter into any settlement that does not include as an unconditional term thereof the giving by the person or persons asserting such claim to all Indemnified Parties of an unconditional release from all liability with respect to such claim or consent to entry of any judgment. Notwithstanding anything to the contrary contained herein, the Indemnifying Party may retain one firm of counsel to represent all Indemnified Parties in such claim, action or proceeding; provided, however, that in the event that the defendants in, or targets of, any such claim, action or proceeding include more than one Indemnified Party, and any Indemnified Party shall have reasonably concluded, based on the opinion of its own counsel, that there may be one or more legal defenses available to it which are in conflict with those available to any other Indemnified Party, then such Indemnified Party may employ separate counsel to represent or defend it or any other person entitled to indemnification and reimbursement hereunder with respect to any such claim, action or proceeding in which it or such other person may become involved or is named as defendant and the Indemnifying Party shall pay the reasonable fees and disbursement of such counsel. Notwithstanding the Indemnifying Party's election to assume the defense or investigation of such claim, action or proceeding, the Indemnified Party shall have the right to employ separate counsel at the expense of the Indemnifying Party and to direct the defense or investigation of such claim, action or proceeding if (A) in the written opinion of counsel to the Indemnified Party, use of counsel of the Indemnifying Party's choice could reasonably be expected to give rise to a conflict of interest, or (B) the Indemnifying Party shall not have employed counsel reasonably satisfactory to the Indemnified Party to represent the Indemnified Party within a reasonable time after notice of the assertion of any such claim or institution of any such action or proceeding. In all other situations, the Indemnified Party shall have the right to participate in the defense or investigation of such claim, action or proceeding if the Indemnifying Party shall authorize the Indemnified Party in writing to employ separate counsel at the Indemnifying Party's expense or if the fees and expenses of counsel for the Indemnified Party shall be borne by the Indemnified Party. If the Indemnifying Party does not notify the Indemnified Party within 30 days after the receipt of the Indemnified Party's notice of a claim of indemnity hereunder that it elects to undertake the defense thereof, the Indemnified Party shall have the right to contest, settle or compromise the claim but shall not thereby waive any right to indemnity therefor pursuant to this Agreement.

                  (e) If for any reason (other than the gross negligence or willful misconduct referred to in subclause (b)(ii) above) the foregoing indemnification by the Company is unavailable to any Indemnified Party or is insufficient to hold it harmless as and to the extent contemplated by subclauses
(b), (c) and (d) above, then the Company shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative benefits received by the Company and its Affiliates, on the one hand, and the Purchaser and any other applicable Indemnified Party, as the case may be, on the other hand, as well as any other relevant equitable considerations.

         SECTION 10.2 NOTICES. All notices, demands, requests, consents, approvals or other communications (collectively, "NOTICES") required or permitted to be given hereunder or which are given with respect to this Agreement shall be in writing and shall be personally served, delivered by a reputable air courier service with tracking capability, with charges prepaid, or transmitted by hand delivery or facsimile, addressed as set forth below, or to such other address as such party shall have specified most recently by written notice. Notice shall be deemed given on the date of service or transmission if personally served or transmitted by facsimile. Notice otherwise sent as provided herein shall be deemed given on the next Business Day following delivery of such notice to a reputable air courier service.

         If to the Company, to it at:

         Internet Pictures Corporation
         3160 Crow Canyon Road
         San Ramon, California  94583
         Attn:  President
         Facsimile:  (925) 277-9494

         with a copy (which shall not constitute notice) to:

         Baker, Donelson, Bearman & Caldwell
         1800 Republic Center
         633 Chestnut Street
         Chattanooga, TN  37450
         Attn:  Roger D. Bailey, Esq.
         Facsimile: (423) 752-9517

         If to the Purchaser, to it in care of:

         Paradigm Capital Equity Partners, LLC
         6410 Poplar Avenue, Suite 395
         Memphis, TN  38119
         Attn:  Warner B. Rodda, Esq.
         Facsimile:  (901) 763-3230

         and a copy (which shall not constitute notice) to:

         Cooley Godward LLP
         One Freedom Square
         Reston Town Center
         11951 Freedom Drive
         Reston, VA  20190-5601
         Attn: Brian J. Lynch, Esq./Charles T. Haag, Esq.
         Facsimile: (703) 456-8100

         SECTION 10.3 GOVERNING LAW. This Agreement and the rights and obligations of the parties hereunder shall be governed by, and construed in accordance with, the laws of the State of Delaware, and each party hereto submits to the non-exclusive jurisdiction of the state and federal courts of Delaware. By execution and delivery of this Agreement, the Company hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. The Company further irrevocably consents to the service of process out of any of the aforementioned courts in any action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the Company at its address set forth in Section 10.2, such service to become effective seven days after such mailing. Nothing herein shall affect the right of the Purchaser to serve process in any of the matters permitted by law or to commence legal proceedings or otherwise proceed against the Company in any other jurisdiction. The Company hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement brought in the courts referred to above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

         SECTION 10.4 TERMINATION; FEES.

                  (a) This Agreement may be terminated in accordance with the next two sentences. This Agreement may be terminated (i) by mutual agreement of the parties at any time, (ii) by either party if the Stockholder Approval is not obtained on or prior to the nine-month anniversary of the date hereof, or (iii) by either party, if the Company's stockholders vote against this Agreement and the transactions contemplated hereby at the Stockholders' Meeting. Termination pursuant to the foregoing clauses (i), (ii) or (iii) notwithstanding, Sections 3 and 4 (each for the purposes of Section 10.1), 5, 6.4, 8, 9 and 10 hereof shall remain in effect. No termination of this Agreement shall affect any party's liability for willful breach of this Agreement.

                  (b) If this Agreement is terminated by the Purchaser or the Company in accordance with clauses (ii) or (iii) of Section 10.4(a), the Company shall (x) reimburse the Purchaser in immediately available funds for the documented out-of-pocket expenses of the Purchaser (including, without limitation, printing fees, filing fees and fees and expenses of its legal and financial advisors and all fees and expenses payable to any financing sources) related to this Agreement or the other Documents, the transactions contemplated hereby and thereby and any related financing up to $300,000 and (y) pay to the Purchaser in immediately available funds an amount equal to $500,000.

         SECTION 10.5 ENTIRE AGREEMENT. This Agreement (including all agreements entered into pursuant hereto and all certificates and instruments delivered pursuant hereto and thereto) constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements, representations, understandings, negotiations and discussions between the parties or their Affiliates, whether oral or written, with respect to the subject matter hereof, including, without limitation, (i) the letter agreement dated March 24, 2001, between the Company and Paradigm Capital Partners, LLC, regarding confidential information, (ii) the letter agreement dated March 24, 2001, between the Company and Paradigm Capital Partners, LLC, regarding exclusivity, and (iii) the letter agreement, dated April 3, 2001, between the Company and Paradigm Capital Partners, LLC.

         SECTION 10.6 MODIFICATIONS AND AMENDMENTS. No amendment, modification or termination of this Agreement shall be binding upon any other party unless executed in writing by the parties hereto intending to be bound thereby.

         SECTION 10.7 WAIVERS AND EXTENSIONS. Any party to this Agreement may waive any right, breach or default which such party has the right to waive, provided that such waiver will not be effective against the waiving party unless it is in writing, is signed by such party, and specifically refers to this Agreement. Waivers may be made in advance or after the right waived has arisen or the breach or default waived has occurred. Any waiver may be conditional. No waiver of any breach of any agreement or provision herein contained shall be deemed a waiver of any preceding or succeeding breach thereof nor of any other agreement or provision herein contained. No waiver or extension of time for performance of any obligations or acts shall be deemed a waiver or extension of the time for performance of any other obligations or acts.

         SECTION 10.8 TITLES AND HEADINGS; INTERPRETATION. Titles and headings of sections of this Agreement are for convenience only and shall not affect the construction of any provision of this Agreement. Where any representation or warranty contained in this Agreement is expressly qualified by reference to the best knowledge of the Company, the Company confirms that it has made due and diligent inquiry as to the matters that are the subject of such representations and warranties.

         SECTION 10.9 EXHIBITS AND SCHEDULES. Each of the annexes, exhibits and schedules referred to herein and attached hereto is an integral part of this Agreement and is incorporated herein by reference.

         SECTION 10.10 EXPENSES; BROKERS. The Company shall pay or cause to be paid, whether or not the Third Closing occurs hereunder, all reasonable out-of-pocket fees and expenses incurred by the Purchaser and its respective Affiliates, in connection with the transactions contemplated by this Agreement, the other Documents and all matters related thereto (including, without limitation, HSR Act filing fees, and reasonable fees and disbursements of counsel and consultants not to exceed $50,000 per Closing).

         SECTION 10.11 PRESS RELEASES AND PUBLIC ANNOUNCEMENTS. All press releases and similar public announcements relating to the transactions contemplated by the Documents shall be made only if mutually agreed upon by the Company and the Purchaser, except to the extent that such disclosure is, in the opinion of counsel, required by law or by NASD regulation; provided that any such required disclosure shall only be made by such party, to the extent consistent with law, after consultation with the other party.

         SECTION 10.12 ASSIGNMENT; NO THIRD PARTY BENEFICIARIES. This Agreement and the rights, duties and obligations hereunder may not be assigned or delegated by either the Company or the Purchaser without the prior written consent of the other; provided that the Purchaser may assign or delegate, in whole or in part, its rights, duties and obligations hereunder to one or more Permitted Transferees, provided, however, to the extent rights in this Agreement are subject to the Purchaser owning a minimum amount of capital stock of the Company, the Permitted Transferee will not be entitled to exercise such rights unless it owns such minimum amount of capital stock. Except as provided in the preceding sentence, any assignment or delegation of rights, duties or obligations hereunder made without the prior written consent of the other party hereto shall be void and of no effect. This Agreement and the provisions hereof shall be binding upon and shall inure to the benefit of each of the parties and their respective successors and permitted assigns. This Agreement is not intended to confer any rights or benefits on any person that is not a party hereto other than as expressly set forth in this Section 10.12 or in Section 10.1.

         SECTION 10.13 SEVERABILITY. This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

         SECTION 10.14 COUNTERPARTS; FACSIMILE. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument. All documents and closing deliveries for the transactions contemplated by this Agreement and the other Documents may be delivered by a party at the Closing via facsimile; provided, that, the originally executed signature pages and original documents are delivered to the appropriate parties within two (2) Business Days following the Closing.

         SECTION 10.15 FURTHER ASSURANCES. Each party hereto, upon the request of any other party hereto, shall do all such further acts and execute, acknowledge and deliver all such further instruments and documents as may be necessary or desirable to carry out the transactions contemplated by this Agreement, including, in the case of the Company, such acts, instruments and documents as may be necessary or desirable to convey and transfer to the Purchaser the Shares to be purchased by it hereunder.

         SECTION 10.16 REMEDIES CUMULATIVE. The remedies provided herein shall be cumulative and shall not preclude the assertion by any party hereto of any other rights or the seeking of any remedies against the other party hereto.


                                    * * * * *

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


                                    INTERNET PICTURES CORPORATION,
                                    a Delaware corporation



                                    By: /s/ James M. Phillips
                                        ----------------------------------------
                                    Name:   James M. Phillips
                                    Title:  Chairman and Chief Executive Officer



                                    IMAGE INVESTOR PORTFOLIO,
                                    a separate series of

                                    MEMPHIS ANGELS, LLC,
                                    a Delaware limited liability company

                                    By: PARADIGM CAPITAL EQUITY
                                        PARTNERS, LLC,
                                        its Manager

                                        By: PARADIGM HOLDINGS,
                                            its Managing Member

                                            By: /s/ Frank McGrew
                                                --------------------------------
                                            Name:   Frank McGrew
                                            Title:  Managing Partner



                          SECURITIES PURCHASE AGREEMENT

                                 SIGNATURE PAGE

                                    EXHIBIT A

                     SCHEDULE OF SECURITIES TO BE PURCHASED

FIRST CLOSING

            PURCHASED SECURITY              INITIAL DISBURSEMENT   SERIES B PREFERRED STOCK      COMMON STOCK
                                                                        (AS CONVERTED)          (AS CONVERTED)

-------------------------------------------------------------------------------------------------------------------
           Promissory Note                       $3,000,000                150,000                 12,000,000
   ($20.00/share conversion price)

          Tranche A Warrant                          -0-                    45,000                  3,600,000
    ($20.00/share exercise price)

          Tranche A Warrant                          -0-                    30,000                  2,400,000
    ($40.00/share exercise price)

-------------------------------------------------------------------------------------------------------------------
                                 SUBTOTAL:       $3,000,000                225,000                 18,000,000


SECOND CLOSING

            PURCHASED SECURITY               SECOND DISBURSEMENT   SERIES B PREFERRED STOCK      COMMON STOCK
                                                                        (AS CONVERTED)          (AS CONVERTED)

-------------------------------------------------------------------------------------------------------------------
           Promissory Note                       $7,000,000                350,000                 28,000,000
   ($20.00/share conversion price)

          Tranche A Warrant                          -0-                   105,000                  8,400,000
    ($20.00/share exercise price)

          Tranche A Warrant                          -0-                    70,000                  5,600,000
    ($40.00/share exercise price)

          Tranche B Warrant                          -0-                 1,000,000                 80,000,000
    ($20.00/share exercise price)

-------------------------------------------------------------------------------------------------------------------
                                 SUBTOTAL:       $7,000,000             1,525,000                 122,000,000

THIRD CLOSING

            PURCHASED SECURITY                 PURCHASE PRICE      SERIES B PREFERRED STOCK      COMMON STOCK
                                                                        (AS CONVERTED)          (AS CONVERTED)

-------------------------------------------------------------------------------------------------------------------
      Conversion of Promissory Note             Conversion of              500,000                 40,000,000
     ($20.00/share conversion price)         $10,000,000 in debt

Exercise of Tranche B Warrant*                   $20,000,000             1,000,000                 80,000,000
      ($20.00/share exercise price)

-------------------------------------------------------------------------------------------------------------------
                                 SUBTOTAL:       $20,000,000             1,500,000                120,000,000

SUMMARY FOLLOWING THIRD CLOSING*

Aggregate Purchase Price...................................................  $ 30,000,000
Shares of Series B Preferred Stock Outstanding.............................     1,500,000
Shares of Series B Preferred Stock reserved under the Tranche A Warrants...       250,000
Common Stock reserved under Series B Preferred Stock.......................   140,000,000









--------

* Assuming full exercise of Tranche B Warrant.



                                       2